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                                                                   EXHIBIT 10.43


                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                        PGP SOUTHERN INDUSTRIAL II, L.P.


IN RELIANCE UPON CERTAIN EXEMPTIONS FROM REGISTRATION, THE PARTNERSHIP INTERESTS BEING OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, ACCORDINGLY, NO PARTNERSHIP INTEREST MAY BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE, AND UNLESS THE OTHER TRANSFER RESTRICTIONS CONTAINED HEREIN HAVE BEEN SATISFIED. INVESTORS SHALL BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THEIR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT, AND ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




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                                TABLE OF CONTENTS


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ARTICLE 1      DEFINED TERMS...............................................................  1

ARTICLE 2      ORGANIZATIONAL MATTERS...................................................... 12
        2.1    Organization................................................................ 12
        2.2    Name........................................................................ 12
        2.3    Registered Office and Agent; Principal Office............................... 13
        2.4    Power of Attorney........................................................... 13
        2.5    Term........................................................................ 14

ARTICLE 3      PURPOSE..................................................................... 14
        3.1    Purpose and Business........................................................ 14
        3.2    Powers...................................................................... 15
        3.3    Technical Revisions......................................................... 15

ARTICLE 4      CAPITAL CONTRIBUTIONS....................................................... 15
        4.1    Initial Capital Contributions of the Partners............................... 15
        4.2    Additional Capital Contributions by the General
               Partner..................................................................... 17
        4.3    Issuances of Additional Partnership Interests............................... 17
        4.4    Preemptive Rights........................................................... 20
        4.5    Loans....................................................................... 20

ARTICLE 5      DISTRIBUTIONS............................................................... 20
        5.1    Requirement and Characterization of Distributions........................... 20
        5.2    General Partner Election.................................................... 21
        5.3    Amounts Withheld............................................................ 22
        5.4    Distributions Upon Liquidation.............................................. 22
        5.5    Other Assets Present........................................................ 22
        5.6    Distribution in Kind........................................................ 22
        5.7    REIT Distribution Requirements.............................................. 23

ARTICLE 6      ALLOCATIONS................................................................. 23
        6.1    Allocations of Net Income and Net Loss...................................... 23
        6.2    Other Allocations........................................................... 24

ARTICLE 7      MANAGEMENT AND OPERATIONS OF BUSINESS....................................... 25
        7.1    Management.................................................................. 25
        7.2    Limitations on General Partner.............................................. 29
        7.3    Certificate of Limited Partnership.......................................... 31
        7.4    Management Fee and Reimbursement of the General
               Partner..................................................................... 31
        7.5    Outside Activities of the General Partner................................... 34
        7.6    Contracts with Affiliates................................................... 34
        7.7    Indemnification............................................................. 35
        7.8    Liability of the General Partner............................................ 37
        7.9    Other Matters Concerning the General Partner................................ 38
        7.10   Title to Partnership Assets................................................. 39
        7.11   Reliance by Third Parties................................................... 39
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ARTICLE 8      RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS.................................. 40
        8.1    Limitation of Liability..................................................... 40
        8.2    Management of Business...................................................... 40
        8.3    Outside Activities of Limited Partners...................................... 40
        8.4    Return of Capital........................................................... 41
        8.5    Rights of Limited Partners Relating to the
               Partnership................................................................. 41
        8.6    No Redemption Right......................................................... 42
        8.7    Representations and Warranties.............................................. 42
        8.8    Right of Offset............................................................. 45
        8.9    No Rights as Shareholders................................................... 45
        8.10   Limitation on Liability of Original Limited
               Partner..................................................................... 46
        8.11   Representations and Warranties of General Partner........................... 46

ARTICLE 9      BOOKS, RECORDS, ACCOUNTING AND REPORTS...................................... 46
        9.1    Records and Accounting...................................................... 46
        9.2    Fiscal Year................................................................. 47
        9.3    Reports..................................................................... 47

ARTICLE 10 TAX MATTERS..................................................................... 48
        10.1   Preparation of Tax Returns.................................................. 48
        10.2   Tax Elections............................................................... 48
        10.3   Tax Matters Partner......................................................... 48
        10.4   Organizational Expenses..................................................... 50
        10.5   Withholding................................................................. 50
        10.6   No Assurances............................................................... 51

ARTICLE 11 TRANSFERS AND WITHDRAWALS....................................................... 51
        11.1   Transfer.................................................................... 51
        11.2   Transfer of the General Partner's Interests................................. 52
        11.3   Limited Partners' Rights to Transfer........................................ 52
        11.4   Substituted Limited Partners................................................ 54
        11.5   Assignees................................................................... 54
        11.6   General Provisions.......................................................... 55
        11.7   No Exchange................................................................. 56

ARTICLE 12 ADMISSION OF PARTNERS........................................................... 57
        12.1   Admission of Successor General Partner...................................... 57
        12.2   Admission of Additional Limited Partners.................................... 57
        12.3   Amendment of Agreement and Certificate of Limited
               Partnership................................................................. 58

ARTICLE 13 DISSOLUTION, LIQUIDATION AND TERMINATION........................................ 58
        13.1   Dissolution................................................................. 58
        13.2   Winding Up.................................................................. 59
        13.3   Compliance with Timing Requirements of
               Regulations................................................................. 62
        13.4   Deemed Distribution and Re-contribution..................................... 62
        13.5   Rights of Limited Partners.................................................. 62
        13.6   Notice of Dissolution....................................................... 62
        13.7   Termination of Partnership and Cancellation of
               Certificate of Limited Partnership.......................................... 62
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        13.8   Reasonable Time for Winding-Up.............................................. 63
        13.9   Waiver of Partition......................................................... 63

ARTICLE 14 AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS.................................... 63
        14.1   Amendments.................................................................. 63
        14.2   Meetings of the Partners.................................................... 65

ARTICLE 15 GENERAL PROVISIONS.............................................................. 66
        15.1   Addresses and Notices....................................................... 66
        15.2   Titles and Captions......................................................... 66
        15.3   Pronouns and Plurals........................................................ 67
        15.4   Further Action.............................................................. 67
        15.5   Binding Effect.............................................................. 67
        15.6   Creditors................................................................... 67
        15.7   Waiver...................................................................... 67
        15.8   Applicable Law.............................................................. 67
        15.9   Invalidity of Provisions.................................................... 67
        15.10  Entire Agreement............................................................ 67
        15.11  Venue....................................................................... 67
        15.12  Exhibits.................................................................... 68
        15.13  Legal Representation and Construction....................................... 68
        15.14  Joint and Several........................................................... 68
        15.15  Counterparts................................................................ 68
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                                     - iii -

                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                        PGP SOUTHERN INDUSTRIAL II, L.P.


        THIS AGREEMENT OF LIMITED PARTNERSHIP OF PGP SOUTHERN INDUSTRIAL II, L.P. (this "Agreement"), dated as of March 9, 1998, is entered into by and between PACIFIC GULF PROPERTIES INC., a Maryland corporation, as general partner (the "General Partner"), and THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation, as limited partner (the "Original Limited Partner.")

                                    RECITALS

        The General Partner and the Original Limited Partner desire to form PGP Southern Industrial II, L.P., a Delaware limited partnership (the
"Partnership"), pursuant to this Agreement and the Delaware Revised Uniform Limited Partnership Act, as amended (the "Act");

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE 1

                                  DEFINED TERMS

        The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

        1.1 "Act" means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time, and any successor to such statute.

        1.2 "Additional Limited Partner" means a Person admitted to the Partnership as a Limited Partner pursuant to Section 4.3 hereof and who is shown as such on the books and records of the Partnership.

        1.3 "Adjusted Capital Account" means the Capital Account maintained for each Partner as of the end of each Partnership taxable year: (i) increased by any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and (ii) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6).

The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

        1.4 "Adjusted Capital Account Deficit" means, with respect to any Partner, the deficit balance, if any, in such Partner's Adjusted Capital Account as of the end of the relevant Partnership taxable year.

        1.5 "Adjusted Property" means any property, the Carrying Value of which has been adjusted pursuant to Exhibit "B" hereof.

        1.6 "Affiliate" means, with respect to any Person: (i) any Person directly or indirectly controlling, controlled by or under common control with such Person; (ii) any Person owning or controlling ten percent (10%) or more of the outstanding voting interests of such Person; (iii) any Person of which such Person owns or controls ten percent (10%) or more of the voting interests; or
(iv) any officer, director, general partner or trustee of such Person or of any Person referred to in clauses (i), (ii), and (iii) above.

        1.7 "Agreed Value" means: (i) in the case of any Contributed Property set forth on Exhibit "D" and as of the time of its contribution to the Partnership, the Agreed Value of such property as set forth in Exhibit "D"; (ii) in the case of any Contributed Property not set forth in Exhibit "D" and as of the time of its contribution to the Partnership, the 704(c) Value of such property, reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed; and (iii) in the case of any property distributed to a Partner by the Partnership, the Partnership's Carrying Value of such property at the time such property is distributed, reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution as determined under Section 752 of the Code and the Regulations thereunder.

        1.8 "Agreement" means this Agreement of Limited Partnership, as it may be amended, supplemented or restated from time to time.

        1.9 "Assignee" means a Person to whom one or more Limited Partnership Units have been transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 11.5.

        1.10 "Available Cash" means, with respect to any period for which such calculation is being made:

               A.     the sum of:

                      (1) all cash revenues and funds received by the Partnership from whatever source, including any proceeds of


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sale, financing or refinancing of the Original Property (but excluding the proceeds of any Capital Contribution and the proceeds of any sale, financing or refinancing of Partnership assets other than the Original Property); and

                      (2)    the amount of any reduction during such
period in the reserves of the Partnership referred to in clause B(3) below (including, without limitation, reductions resulting from the General Partner's determination that such amounts are no longer necessary);

             B. less the sum of the following (except to the extent made with the proceeds of any Capital Contribution):

                      (1) all cash expenditures (including capital expenditures, but excluding (a) interest, principal and other payments made with respect to mortgage indebtedness or any loans to or from the General Partner, or any Affiliate or Subsidiary of the General Partner, (b) investments in any entity (including loans made thereto) and (c) any payments made pursuant to the indemnity in Section 7.7A or 7.7B hereof) made by the Partnership during such period;

                      (2) to the extent not already including in clause B(1) above, any management fee paid during such period pursuant to Section 7.4; and

                      (3) the amount of any reserves and other cash or similar balances (including, but not limited to, reserves for working capital, property taxes, insurance and capital improvements, but not debt service) set aside during such period which the General Partner determines to be necessary or appropriate in its sole and absolute discretion.

        Notwithstanding the foregoing, Available Cash shall not include any cash received or reductions in reserves, or take into account any disbursements made or reserves established, after commencement of the dissolution and liquidation of the Partnership.

        Additionally, if and after the Partnership acquires Non-Original Limited Partner Related Assets, or becomes obligated, indebted or liable for or on account of Non-Original Limited Partner Related Assets or the ownership or operation thereof, and so long as the General Partner has not consummated the transactions and made the election described in Sections 4.3B and 5.2, respectively, of this Agreement, then for purposes of determining distributions of Available Cash to the Original Limited Partner and its successors and assigns under the terms of this Agreement, Available Cash shall be calculated separately with respect to Original Limited Partner Related Assets and the ownership and operation thereof, together with the operation and existence of the Partnership insofar as such concerns the Original Limited Partner Related Assets, and shall not include any revenues, expenses, assets, or liabilities of the Partnership


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relating to the Non-Original Limited Partner Related Assets, the ownership or operation thereof, or the operation or existence of the Partnership with respect thereto. (Without limiting the foregoing, Available Cash shall not take into account any items referred to in Paragraph 1.10.B which were not incurred or otherwise attributable to the Original Limited Partner Related Assets.)

        1.11 "Available Cash Shortfall" means, with respect to any calendar quarter, the amount of Available Cash which would otherwise be distributed to the Limited Partners pursuant to Section 5.1, but for which the Partnership lacks funds to make such distribution solely as the result of the payment by the Partnership in such calendar quarter of debts, obligations, liabilities or other items which are not permitted to be deducted in calculating Available Cash pursuant to Section 1.10.

        1.12 "Book-Tax Disparities" means, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner's share of the Partnership's Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner's Capital Account balance as maintained pursuant to Exhibit "B" and the hypothetical balance of such Partner's Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

        1.13 "Business Day" means any day other than a Saturday, Sunday, California or New York State or national holiday or other day on which commercial banks in California or New York State are generally not open for business.

        1.14 "Capital Account" means the Capital Account maintained for a Partner pursuant to Exhibit "B" hereof.

        1.15 "Capital Contribution" means, with respect to any Partner, any cash, cash equivalents or the Agreed Value of Contributed Property which such Partner contributes or is deemed to contribute to the Partnership pursuant to
Article 4 hereof.

        1.16 "Carrying Value" means: (i) with respect to a Contributed Property or Adjusted Property, the 704(c) Value of such property, reduced (but not below zero) by all Depreciation with respect to such property charged to the Partners' Capital Accounts following the contribution of or adjustment with respect to such property; and (ii) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Exhibit "B" hereof, and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.

        1.17 "Certificate" means a Certificate of Limited Partnership relating to the Partnership filed in the office of the Delaware Secretary of State, as amended from time to time in accordance with the terms hereof and the Act.

        1.18 "Closing" shall have the meaning given thereto in the Contribution Agreement.

        1.19 "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provisions of future law.

        1.20 "Consent" means the consent or approval of a proposed action by a Partner given in accordance with Section 14.2 hereof.

        1.21 "Contributed Property" means each property or other asset, in such form as may be permitted by the Act (but excluding cash), contributed or deemed contributed to the Partnership (including deemed contributions to the Partnership on termination pursuant to Section 708 of the Code). Once the Carrying Value of a Contributed Property is adjusted pursuant to Exhibit "B" hereof, such property shall no longer constitute a Contributed Property for purposes of Exhibit "B" hereof, but shall be deemed an Adjusted Property for such purposes.

        1.22 "Contribution Agreement" means that certain Contribution Agreement dated as of the date of this Agreement by and among the General Partner, the Original Limited Partner and the Partnership providing for the contribution to the Partnership of the Original Property by the Original Limited Partner.

        1.23 "Depreciation" means, for each taxable year, an amount equal to the federal income tax depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year, except that if the Carrying Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Carrying Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the General Partner.


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        1.24 "Distribution Deficit" means the amount, if any, by which the aggregate cash dividend paid to the common shareholders of the General Partner on account of one share of common stock of the General Partner held by such shareholder on an uninterrupted basis from and after the Effective Date to the date of determination exceeds the aggregate cash distributed to the Limited Partners pursuant to Sections 5.1A(1) and 5.1A(2) on account of one Limited Partnership Unit for such same period. If the date of determination occurs after the seventh (7th) anniversary of the Effective Date, the Distribution Deficit shall mean and include the amount, if any, that would have been calculated on such seventh (7th) anniversary, less any distributions pursuant to Section 5.1A(2) made after the seventh (7th) anniversary of the Effective Date.

        1.25 "Effective Date" means the date of the Closing.

        1.26 "Excess Distributions" means distributions to a Limited Partner for all periods in excess of allocations of Net Income to the Limited Partner for all periods pursuant to Section 6.1B.

        1.27 "Exchange Rights Agreement" means that certain Exchange Rights Agreement dated as of the date of this Agreement by and between the Partnership, the General Partner and the Original Limited Partner.

        1.28 "General Partner" means Pacific Gulf Properties Inc., a Maryland corporation, or any successor general partner of the Partnership in compliance with this Agreement.

        1.29 "General Partner Interest" means the Partnership Interest held by the General Partner, in its capacity as general partner.

        1.30 "General Partner Security Rights" shall have the meaning set forth in Section 4.3B.

        1.31 "Incapacity" or "Incapacitated" means: (i) as to any individual Partner, death, total physical disability or entry by a court of competent jurisdiction adjudicating him incompetent to manage his Person or his estate;
(ii) as to any corporation which is a Partner, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (iii) as to any partnership which is a Partner, the dissolution and commencement of winding up the partnership; (iv) as to any estate which is a Partner, the distribution by the fiduciary of the estate's entire interest in the Partnership; (v) as to any trustee of a trust which is a Partner, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when: (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect; (b) the Partner is adjudged as bankrupt or insolvent, or


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
a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner; (c) the Partner executes and delivers a general assignment for the benefit of the Partner's creditors; (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (b) above; (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner's properties; (f) any proceeding seeking liquidation, reorganization or other relief of or against such Partner under any bankruptcy, insolvency or other similar law now or hereafter in effect which has not been dismissed within sixty (60) days after the commencement thereof; (g) the appointment without the Partner's consent or acquiescence of a trustee, receiver or liquidator which has not been vacated or stayed within thirty (30) days of such appointment; or (h) an appointment referred to in clause (g) which has been stayed is not vacated within thirty (30) days after the expiration of any such stay.

        1.32 "Indemnitee" means any Person made a party to a proceeding by reason of (i) his or its status as a Partner, an Affiliate of a Partner, or as a director, trustee, officer, employee, partner, agent or representative of a Partner or an Affiliate of a Partner, or (ii) his or its liabilities pursuant to a loan guarantee or otherwise for or as a result of any indebtedness or obligation of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness or obligation which the Partnership or any Subsidiary of the Partnership has assumed or taken assets subject to). "Indemnitee" shall also include any Liquidator.

        1.33 "IRS" means the Internal Revenue Service, which administers the internal revenue laws of the United States.

        1.34 "Limited Partner" means any Person named as a Limited Partner on Exhibit "A" attached hereto, as such Exhibit may be amended from time to time, or any Substituted Limited Partner or Additional Limited Partner, in such Person's capacity as a Limited Partner of the Partnership.

        1.35 "Limited Partner Interest" means a Partnership Interest of a Limited Partner in the Partnership. A Limited Partner Interest may be expressed as a number of Limited Partnership Units.

        1.36 "Limited Partner Percentage Interest" means, as to a Limited Partner, its interest in the Partnership relative to all other Limited Partners, as determined by dividing the Limited Partnership Units owned by such Limited Partner by the total number of Limited Partnership Units then outstanding, as specified in Exhibit "A" attached hereto, as such Exhibit may be amended from time to time.


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
        1.37 "Limited Partnership Unit" means a fractional, undivided share of the Limited Partnership Interests of all Limited Partners issued pursuant to
Article 4 hereof. The number of Limited Partnership Units outstanding and the Limited Partner Percentage Interest represented by such Limited Partnership Units are set forth in Exhibit "A" attached hereto, as such Exhibit may be amended from time to time. The ownership of Limited Partnership Units shall be evidenced by such form of certificate for units as the General Partner adopts from time to time unless the General Partner determines that the Limited Partnership Units shall be uncertificated securities. If the General Partner elects to evidence the Limited Partnership Units with a certificate, such certificate may be imprinted with a legend setting forth such restrictions placed on the Limited Partnership units as specified in this Agreement and such restrictions will be binding upon all holders of the certificate along with the terms and conditions set forth in this Agreement.

        1.38 "Liquidated Tax Damages" shall have the meaning set forth in
Section 7.2B.

        1.39 "Liquidating Casualty" means a casualty affecting the Original Property (a) which occurs prior to the seventh (7th) anniversary of the Effective Date, (b) which is covered by the casualty insurance maintained by the Partnership and for which there are sufficient insurance proceeds to rebuild or restore the Original Property to its condition existing prior to the occurrence of the casualty, and (c) in response to which the General Partner voluntarily elects not to rebuild or restore the Original Property.

        1.40 "Liquidating Event" shall have the meaning set forth in Section
13.1.

        1.41 "Liquidator" shall have the meaning set forth in Section 13.2.

        1.42 "Management Agreement" means a Property Management Agreement between the Partnership and the General Partner or an Affiliate of the General Partner substantially in the form of Exhibit "E" attached hereto.

        1.43 "Net Income" means for any taxable period, the excess, if any, of the Partnership's items of income and gain for such taxable period over the Partnership's items of loss and deduction for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with federal income tax accounting principles, subject to the specific adjustments provided for in Exhibit "B". Additionally, if and after the Partnership acquires Non-Original Limited Partner Related Assets, or becomes obligated, indebted or liable for or on account of Non-Original Limited Partner Related Assets or the ownership or operation thereof, and so long as the General Partner has not consummated the transactions and made the election described in Sections 4.3B and 5.2, respectively, of


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
this Agreement, then for purposes of determining allocations of Net Income to the Original Limited Partner and its successors and assigns under this Agreement, Net Income shall be calculated separately with respect to Original Limited Partner Related Assets and the ownership and operation thereof, together with the operation and existence of the Partnership insofar as such concerns the Original Limited Partner Related Assets and the ownership and operation thereof, and shall not include any revenues, expenses, assets, or liabilities of the Partnership relating to the Non-Original Limited Partner Related Assets, the ownership or operation thereof, or the operation or existence of the Partnership with respect thereto.

        1.44 "Net Loss" means, for any taxable period, the excess, if any, of the Partnership's items of loss and deduction for such taxable period over the Partnership's items of income and gain for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with federal income tax accounting principles, subject to the specific adjustments provided for in Exhibit "B". Additionally, if and after the Partnership acquires Non-Original Limited Partner Related Assets, or becomes obligated, indebted or liable for or on account of Non-Original Limited Partner Related Assets or the ownership or operation thereof, and so long as the General Partner has not consummated the transactions and made the election described in Sections 4.3B and 5.2, respectively, of this Agreement, then for purposes of determining allocations of Net Loss to the Original Limited Partner and its successors and assigns under this Agreement, Net Loss shall be calculated separately with respect to Original Limited Partner Related Assets and the ownership and operation thereof, together with the operation and existence of the Partnership insofar as such concerns the Original Limited Partner Related Assets and the ownership and operation thereof, and shall not include any revenues, expenses, assets, or liabilities of the Partnership relating to the Non-Original Limited Partner Related Assets, the ownership or operation thereof, or the operation or existence of the Partnership with respect thereto.

        1.45 "Non-Original Limited Partner Related Assets" means all of the real properties and all other assets and property of the Partnership other than such as constitute "Original Limited Partner Related Assets" (as defined below).

        1.46 "Nonrecourse Built-in Gain" means, with respect to any Contributed Property or Adjusted Property that is subject to a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to
Section 2.B of Exhibit "C" if such property was disposed of in a taxable transaction in full satisfaction of such liability and for no other consideration.

        1.47 "Nonrecourse Deductions" shall have the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Partnership taxable year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

        1.48 "Nonrecourse Liability" shall have the meaning set forth in Regulations Section 1.752-1(a)(2).

        1.49 "Original Limited Partner" means The Northwestern Mutual Life Insurance Company, a Wisconsin corporation.

        1.50 "Original Limited Partner Related Assets" means all of the Original Property, as well as all replacements thereof and substitutions therefor.

        1.51 "Original Property" means the "Property" (as defined in the Contribution Agreement), together with all other assets and properties contributed to the Partnership by the Original Limited Partner pursuant to the terms and provisions of the Contribution Agreement.

        1.52 "Partner" means a General Partner or a Limited Partner, and "Partners" means the General Partner and all Limited Partners collectively.

        1.53 "Partner Minimum Gain" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

        1.54 "Partner Nonrecourse Debt" shall have the meaning set forth in Regulations Section 1.704-2(b)(4).

        1.55 "Partner Nonrecourse Deductions" shall have the meaning set forth in Regulations Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership taxable year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

        1.56 "Partnership" means the limited partnership formed under this Agreement and any successor thereto.

        1.57 "Partnership Interest" means an ownership interest in the Partnership held by either a Limited Partner or the General Partner, and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, including without limitation such Partners' Capital Account, together with all obligations of such Person to comply with the terms and provisions of this Agreement.

        1.58 "Partnership Minimum Gain" shall have the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in a Partnership Minimum Gain, for a Partnership taxable year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

        1.59 "Partnership Record Date" means the record date established by the General Partner for the distribution of Available Cash pursuant to Article 5 hereof with respect to a calendar quarter, which record date shall be the same as the record date established by the General Partner for the making of dividend distributions to its shareholders on account of their common stock holdings in the General Partner with respect to the same calendar quarter.

        1.60 "Partnership Year" means the fiscal year of the Partnership, which shall be the calendar year.

        1.61 "Person" means an individual or a corporation, partnership, trust, limited liability company, unincorporated organization, association or other entity.

        1.62 "Plan" means any plan or arrangement, whether or not approved by shareholders or partners, and whether formal or informal, utilized by the General Partner to provide incentives, benefits or other compensation to its employees, consultants or advisors, or the employees, consultants or advisors of any Affiliate of the General Partner.

        1.63 "Recapture Income" means any gain recognized by the Partnership upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

        1.64 "Regulations" means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

        1.65 "REIT" means a real estate investment trust under Section 856 of the Code.

        1.66 "REIT Share" means a share of common stock of the General Partner, par value $.01 per share.

        1.67 "Residual Gain" or "Residual Loss" means any item of gain or loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 2.B.1(a) or 2.B.2(a) of Exhibit "C" to eliminate Book-Tax Disparities.

        1.68 "Securities Act" means the Securities Act of 1933, as amended.

        1.69 "Securities Issues" shall have the meaning given thereto in the Contribution Agreement.

        1.70 "704(c) Value" of any Contributed Property means the value of such property as set forth in Exhibit "D", or if no value is set forth in Exhibit "D", the fair market value of such property or other consideration at the time of contribution, as determined by the General Partner using such reasonable method of valuation as it may adopt. Subject to Exhibit "B" hereof, the General Partner shall, in its sole and absolute discretion, use such method as it deems reasonable and appropriate to allocate the aggregate of the 704(c) Values of Contributed Properties in a single or integrated transaction among the separate properties on a basis proportional to their respective fair market values.

        1.71 "Subsidiary" means, with respect to any Person, any corporation, partnership or other entity of which a majority of (i) the voting power of the voting equity securities, or (ii) the outstanding equity interests, is owned, directly or indirectly, by such Person.

        1.72 "Substituted Limited Partner" means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 11.4.

        1.73 "Tax Issues" shall have the meaning given thereto in the Contribution Agreement.

        1.74 "Unrealized Gain" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (i) the fair market value of such property (as determined under Exhibit "B" hereof) as of such date, over (ii) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit "B" hereof) as of such date.


                                    ARTICLE 2

                             ORGANIZATIONAL MATTERS

      2.1 Organization. The Partnership is a limited partnership organized pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.

        2.2 Name. The name of the Partnership shall be PGP Southern Industrial II, L.P. The Partnership's business may be conducted under any other name or names deemed advisable by the General Partner. The words "Limited Partnership," "L.P.," "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time, and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

        2.3 Registered Office and Agent; Principal Office. The address of the registered office of the Partnership in the State of Delaware and the name and address of the registered agent for service of process on the Partnership in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The principal office of the Partnership shall be c/o Pacific Gulf Properties Inc., 4220 Von Karman, Second Floor, Newport Beach, California 92660- 2002, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

        2.4    Power of Attorney.

               A. Each Limited Partner and each Assignee hereby constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

                      (1) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices: (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatement thereof) that the General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the Limited Partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may or plans to conduct business or own property; (b) all instruments that the General Partner deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement made, in each case, in accordance with the terms of this Agreement; (c) all conveyances and other instruments or documents that the General Partner or the Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership undertaken in accordance with the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all instruments relating to the admission, withdrawal, removal or substitution of any Partner in accordance with
Article 11, 12 or 13 hereof or the Capital Contribution of any Partner, or relating to any of the other events described in, and effectuated in accordance with, Article 11, 12 or 13 hereof; and (e) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Partnership Interest; and

                      (2) execute, swear to, seal, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner or any Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action by the Limited Partners given hereunder or pursuant to this Agreement.

               B. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner and any Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner's Assignee's Limited Partnership Units and shall extend to such Limited Partner's or Assignee's heirs, successors, assigns and personal representatives. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within fifteen (15) days after receipt of the General Partner's or Liquidator's request therefor, such further designations, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement.

               C. Nothing contained in this Section 2.4 shall be construed as authorizing the General Partner or any Liquidator to take any action that violates the rights of any Limited Partner or Assignee under this Agreement (or any other written agreement between the General Partner and such Limited Partner or Assignee) or to amend this Agreement except in accordance with Article 14 hereof or as may be otherwise expressly provided for in this Agreement.

        2.5 Term. The term of the Partnership shall commence on the Effective Date and shall continue until December 31, 2098, unless the Partnership is dissolved sooner pursuant to the provisions of Article 13 or as otherwise provided by law.


                                    ARTICLE 3

                                     PURPOSE

        3.1 Purpose and Business. The purpose and nature of the business to be conducted by the Partnership is: (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act; provided, however, that such business shall be limited to and conducted in such a manner as to permit the General Partner at all times to be classified as a REIT, unless the General Partner ceases to qualify as a REIT for reasons other than the conduct of the business of the Partnership; (ii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or to own interests in any entity engaged in any of the foregoing; and (iii) to do anything necessary or incidental to the foregoing. In connection with the foregoing, and without limiting the General Partner's right, in its sole discretion, to cease qualifying as a REIT, the Partners acknowledge the General Partner's current status as a REIT inures to the benefit of all of the Partners and not solely the General Partner.

        3.2 Powers. The Partnership is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership; provided, however, that the Partnership shall not take, or refrain from taking, any action which, in the judgment of the General Partner, in its sole and absolute discretion: (i) could adversely affect the ability of the General Partner to continue to qualify as a REIT; (ii) could subject the General Partner to any additional taxes under
Section 857 or Section 4981 of the Code; or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the General Partner or its securities, unless such action (or inaction) shall have been specifically consented to by the General Partner in writing.

        3.3 Technical Revisions. The Limited Partners agree to, and the General Partner is hereby authorized to make, any modifications or amendments to this Agreement that may be necessary for the General Partner to maintain its status as a real estate investment trust or in order for it to avoid a penalty or tax; provided, however, that such modification or amendment does not materially alter or affect adversely any Limited Partner's rights, duties, or obligations under this Agreement or any other written agreement between the General Partner and such Limited Partner.


                                    ARTICLE 4

                              CAPITAL CONTRIBUTIONS

        4.1    Initial Capital Contributions of the Partners.

               A. Concurrently with the Closing, the General Partner shall contribute to (or pay on behalf of) the Partnership or the General Partner the cash necessary to pay the transaction costs, closing costs and prorations to be paid by the Partnership or the General Partner, or which are designated as Partnership or General Partner expenses, pursuant to the Contribution Agreement. The amounts so contributed or paid by the General Partner shall constitute Capital Contributions by the General Partner.

               B. Concurrently with the Closing, the Original Limited Partner shall transfer, assign, convey, and deliver all right, title, and interest in and to the real properties, improvements, and other assets relating to the Original Property as described in, and in accordance with the terms, provisions, and conditions of, the Contribution Agreement. The Agreed Value of the Original Property is set forth on Exhibit "D". The Capital Contribution of the Original Limited Partner to the Partnership shall be equal to the Agreed Value of the Original Property. The number of Limited Partnership Units issued to the Original Limited Partner on account of such Capital Contribution shall be equal to the Agreed Value of the Original Property divided by the "PGP Share Price" (as defined in the Contribution Agreement). Neither the Partnership nor the General Partner shall have any liability, obligation, duty, or responsibility to the Original Limited Partner, any other Limited Partner or any other person or entity for any Tax Issues or Securities Issues or any other economic, contractual, or other consequence, impact, or affect resulting, in each case, directly or indirectly, from the receipt or ownership of Limited Partnership Units. All such liability, obligation, duty and responsibility shall be that of the Original Limited Partner and the Original Limited Partner hereby agrees to indemnify, defend, save, and hold harmless the General Partner, the Partnership and their officers, directors, employees, agents, accountants, attorneys, advisors, and the like from and against any damage, loss, expense, cost (including reasonable attorneys' fees), liability or obligation with respect thereto or as a result thereof. Among other things, it is acknowledged that neither the Original Limited Partner nor any of its Affiliates has relied or will rely on the General Partner, the Partnership, or any of their officers, directors, employees, agents, accountants, attorneys, advisors or the like, with regard to any Tax Issues or Securities Issues, but instead has relied and will rely on their own tax, business and legal advisors therefor and with respect thereto.

               C. In consideration of their initial Capital Contributions, the Limited Partners shall receive Limited Partnership Units in the amounts set forth on Exhibit "A", and such amounts shall represent the initial Limited Partner Percentage Interests shown on said Exhibit. The Limited Partner Percentage Interests shall be adjusted in Exhibit "A" from time to time by the General Partner to the extent necessary to reflect accurately redemptions, additional Capital Contributions, the issuance of additional Limited Partnership Units (pursuant to any merger or otherwise), or similar or other events having an effect on any Limited Partner's Limited Partner Percentage Interest, in each case to the extent permitted hereunder. Except as provided hereinabove and as expressly provided in Sections 4.3 (with respect to General Partner contributions) and 10.5, the Partners shall have no obligation whatsoever to make any additional or further Capital Contributions, loans, or advances of any kind to the Partnership, or to in any way finance the operation of the Partnership or any of the debt or obligations of the Partnership.

               D. Except as expressly provided in this Agreement, the Capital Contribution of each Partner will be returned to that Partner only in the manner and to the extent provided in Article 5 and Article 13 hereof, and no Partner may withdraw from the Partnership or otherwise have any right to demand or receive the return of its Capital Contribution to the Partnership, except as specifically provided in this Agreement. Under circumstances requiring a return of any Capital Contribution, no Partner shall have the right to receive property other than cash, except as specifically provided herein. No Partner shall be entitled to interest on any Capital Contribution or Capital Account. The General Partner shall not be liable for the return of any portion of the Capital Contribution of any Limited Partner, and the return of such Capital Contributions shall be made solely from Partnership assets.

               E. Except as provided in the Act and in Section 4.1B and Section
10.5 of this Agreement, and except for the Original Limited Partner's express obligations to contribute cash and the Original Property at Closing pursuant to the Contribution Agreement, no Limited Partner shall have any personal liability whatsoever to contribute money to, or in respect of, the liabilities or the obligations of the Partnership or the General Partner, nor shall any Limited Partner be personally liable for any obligations of the Partnership or the General Partner. No Limited Partner shall be required to make any contributions to the capital of the Partnership other than as expressly provided in this Agreement.

        4.2 Additional Capital Contributions by the General Partner. From time to time at or following the Closing, the General Partner may, but shall not be obligated to, contribute additional capital to the Partnership to pay for any and all costs and expenses of (a) operating the Partnership; (b) financing, refinancing and paying off or down Partnership debt; and (c) owning, operating, leasing, maintaining, repairing, improving, acquiring and selling both Original and Non-Original Limited Partner Related Assets, including but not limited to Capital Contributions made to correct or repair any items of seismic compliance, deferred maintenance and capital improvements to the Original Properties.

        4.3    Issuances of Additional Partnership Interests.

               A. The General Partner is hereby authorized to cause the Partnership from time to time to issue to the Partners (including the General Partner) or other Persons additional Limited Partnership Units or other Partnership Interests in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including, rights, powers and duties senior to the Limited Partners (including the Original Limited Partner and its successors and assigns), except that, notwithstanding the foregoing, (i) with respect to the Original Limited Partner Related Assets, any such additional Limited Partnership Units or Partnership Interests shall, if at all, only carry or give to their holders rights to receive distributions (as to amount, timing, and priority) junior to the rights of the Original Limited Partner as set forth in this Agreement with respect to the Original Limited Partner Related Assets and (ii) such additional Limited Partnership Units or Partnership Interests shall only carry or give to their holders such rights with respect to the Original Limited Partner Related Assets described in clause (i) to the extent comparable distribution rights are also granted to the Original Limited Partner with respect to the Non-Original Limited Partner Related Assets, in each case, unless and until the General Partner has made the election provided for in Section 5.2 of this Agreement. Following the making of such election, the rights as to distributions pertaining to such additional Limited Partnership Units or Partnership Interests may be equal or junior to those of the Original Limited Partner and their heirs, successors and assigns. Subject to the foregoing, the rights, privileges, benefits, burdens, and restrictions relating to any such additional Limited Partnership Units or Partnership Interests shall be determined by the General Partner in its sole and absolute discretion (but without creating different priorities as between the Limited Partner Interests and the General Partner Interests received by the General Partner and the Original Limited Partner in connection with the contributions provided for under the Contribution Agreement), subject to Delaware law, including, without limitation: (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions; and (iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; provided that no such additional Limited Partnership Units or other Partnership Interests shall be issued to the General Partner, as the General Partner, or a Limited Partner, or to an Affiliate of either the General Partner or a Limited Partner, unless the additional Partnership Interests are issued for a fair economic consideration determined at the time of or within ninety (90) days prior to the issuance, or unless the issuance of such additional Partnership Interests is otherwise permitted under the terms and provisions of this Agreement. A determination by an independent investment banker or financial advisor that the consideration paid or proposed to be paid by the General Partner in this regard is a fair economic consideration, or is otherwise fair from a financial point of view, to the Partnership shall be conclusive and binding upon all parties hereto for all purposes, and shall constitute a conclusive, non-rebuttable presumption that the consideration so paid represented fair, good faith, and proper action by the General Partner with the Partnership as concerns the General Partner's dealings and transactions with the Partnership in relation to such issuance.

               B. If the General Partner makes the election provided for in
Section 5.2 of this Agreement, then thereafter the General

Partner shall be authorized at any time, in its sole discretion, and without the need for any vote, consent or approval from, or consultation with, any Limited Partner, and further without the need for any appraisal, valuation, or any other analysis or evaluation of any property, assets, rights, debts, liabilities, obligations, claims, title, encumbrances, or any other matters of any sort from any person, to contribute, assign, convey, and transfer to the Partnership all, but not less than all, of the General Partner's rights, title, claims, interests, debts, duties, liabilities, and obligations, in, to, and relating to all, but not less than all, of the General Partner's assets, properties, debts, liabilities, and obligations (excluding the General Partner's rights, title, claims, interests, debts, duties, liabilities, and obligations in, to, and relating to its interest in the Partnership, and also excluding same as such relates to any other entity in which the General Partner has an interest but which entity does not own a direct or indirect interest in real property). In exchange therefor, the Partnership shall immediately issue to the General Partner (A) that number of Limited Partnership Units equal to the number of the outstanding shares of common stock of the General Partner at the time of such contribution by the General Partner to the Partnership, and (B) options, warrants, and other rights to acquire additional Limited Partnership Units in the Partnership and other securities of the Partnership on a unit-for-unit basis equivalent to, and on the same terms and conditions as, all options, warrants, and other rights and securities issued and then outstanding ("General Partner Security Rights") with regard to any shares of capital stock or other securities of any kind of the General Partner then or thereafter issued. After consolidation of the General Partner's affairs into the Partnership as described in this Section, upon the exercise by any holder of any General Partner Security Rights and the General Partner's issuance of its securities to the exercising party with respect thereto, or the issuance of any other securities of the General Partner, the General Partner promptly shall contribute to the Partnership any consideration received upon such exercise (net of all costs, fees, expenses, and commissions relating thereto), and the Partnership shall thereupon issue to the General Partner an equivalent number of Limited Partnership Units (in the case of issuances by the General Partner of shares of its common stock) or an equivalent number of other interests in the Partnership which have parallel and comparable rights and privileges to the rights and privileges of the securities issued by the General Partner (in the case of issuances by the General Partners other than shares of its common stock.)

               C. If the General Partner makes the election provided for in
Section 5.2, the General Partner shall (a) pay to the Original Limited Partner the amount of its Liquidated Tax Damages, if any, resulting from the transactions effectuating such election; (b) pay to the Original Limited Partner the amount of any unpaid Distribution Deficit existing as of the date of such election; and (c) give the Original Limited Partner such notice thereof, and distribute to the Original Limited Partner such other information concerning the transactions effectuating such election, as the General Partner distributes generally to the holders of REIT Shares.

        4.4 Preemptive Rights. Only the General Partner shall have the right to make the additional Capital Contributions described in Sections 4.2 and 4.3. Except as provided in Sections 4.2 and 4.3 hereof, no Person shall have any preemptive, preferential or other similar right with respect to: (i) the making of additional Capital Contributions or loans to the Partnership; or (ii) the issuance or sale of any Limited Partnership Units or other Partnership Interests.

        4.5 Loans. The General Partner and its Affiliates shall have the right, but not the obligation, to make loans and advances to the Partnership, and shall be treated as a third party lender to the Partnership (with all attendant rights, privileges, and remedies) to the extent that they do so. In addition, provided there then exists no Distribution Deficit or a sufficient portion of the loan proceeds are committed to repay any existing Distribution Deficit, the General Partner may borrow funds from the Partnership to the extent necessary to meet any of its distribution requirements under the Code or otherwise to preserve its status as a REIT and avoid any tax liability imposed by the Code. Loans and advances, if any, funded by the General Partner or its Affiliates, and loans made by the Partnership to the General Partner, shall be on commercially competitive terms, comparable to similar loans and advances made by unrelated third party institutional lenders, and shall be evidenced by a promissory note and other commercially reasonable documentation. If institutional lenders would not regularly make such loans or advances, then terms for a comparable loan or advance described by any experienced and reputable unrelated third party loan broker upon request by the General Partner shall be conclusively presumed to be commercially competitive and comparable to similar loans and advances made by unrelated third parties for purposes of this Agreement.

                                    ARTICLE 5

                                  DISTRIBUTIONS

        5.1 Requirement and Characterization of Distributions.

               A. Subject to Section 5.6, on or before ninety (90) days after the end of each calendar quarter the General Partner shall distribute to the Partners who are partners on the Partnership Record Date for such calendar quarter an amount equal to 100% of the Available Cash for such calendar quarter in the following order of priority:

                      (1) First, to the Limited Partners pro rata in accordance with their respective Limited Partner Percentage Interests, until such time as the distribution made pursuant to this Section 5.1A(1) for such calendar quarter on account of each

Limited Partnership Unit held by a Limited Partner equals the cash dividend paid to the common shareholders of the General Partner for such calendar quarter on account of one share of common stock of the General Partner.

                      (2) Second, if there then exists a Distribution
Deficit with respect to any period prior to the seventh (7th) anniversary of the Effective Date, to the Original Limited Partner until such time as the distribution made pursuant to this Section 5.1A(2) eliminates the Distribution Deficit; and

                      (3) Thereafter, to the General Partner.

               B. Distributions made pursuant to this Section 5.1 shall be made in the foregoing order of priority, with all Available Cash being distributed at the highest level of priority until that level of priority is completely satisfied before any Available Cash is distributed at a lower level of priority, and distributions at a lower level of priority not being made or being only partially made if Available Cash is insufficient therefor. If there is an Available Cash Shortfall with respect to any calendar quarter, the General Partner shall loan such amount to the Partnership on the terms provided in
Section 4.5 for the purpose of making distributions to the Limited Partners under this Section 5.1.

               C. Anything contained herein to the contrary notwithstanding, the quarterly distribution of Available Cash made on account of each Limited Partnership Unit for the calendar quarter which contains the Effective Date shall not exceed the dividend paid to common shareholders of the General Partner on account of a share of common stock of the General Partner for the calendar quarter which contains the Effective Date, multiplied by a fraction (x) the numerator of which is the number of days from and including the Effective Date to and including the last day of such calendar quarter, and (y) the denominator of which is the total number of days in such calendar quarter.

               D. Anything contained herein to the contrary notwithstanding, in no event may a Limited Partner receive a distribution from Available Cash with respect to a Limited Partnership Unit if such Limited Partner is entitled to receive a dividend with respect to a REIT Share for which such Limited Partnership Unit has been redeemed or exchanged pursuant to the Exchange Rights Agreement.

        5.2 General Partner Election. The General Partner may elect, at any time, in its sole and absolute discretion, to have all future calculations of Available Cash based upon all Partnership assets without distinction between Original and Non-Original Limited Partner Related Assets, and to have all future distributions to Limited Partners made pursuant to the following terms in lieu of the terms of Section 5.1 (an election under this Section, once made, shall be irrevocable):

               A. First, the General Partner shall make distributions or payments to the Limited Partners regardless of the availability or amount of Available Cash, in an amount, on account of each Limited Partnership Unit held by a Limited Partner for the calendar quarter in which the distributions are made, equal to the cash dividend paid to the common shareholders of the General Partner on account of one share of common stock of the General Partner for such calendar quarter; and

               B.     Thereafter, to the General Partner.

        5.3 Amounts Withheld. All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 10.5 hereof with respect to any allocation, payment or distribution to the Partners or Assignees shall be treated as amounts distributed to the Partners or Assignees pursuant to Sections
5.1 or 5.2 for all purposes under this Agreement.

        5.4 Distributions Upon Liquidation. Proceeds from a Liquidating Event, if any, and any other cash received or reductions in reserves made after commencement of the liquidation of the Partnership shall be distributed to the Partners in accordance with Section 13.2.

        5.5 Other Assets Present. Notwithstanding the foregoing, if and after the Partnership acquires Non-Original Limited Partner Related Assets, or becomes obligated, indebted or liable for or on account of Non-Original Limited Partner Related Assets or the ownership or operation thereof, and so long as the General Partner has not consummated the transactions and made the election described in Sections 4.3B and 5.2, respectively, of this Agreement, then distributions of Available Cash to the General Partner and the Original Limited Partner and their respective heirs, successors and assigns under the terms of the foregoing shall be calculated and made only with respect to Original Limited Partner Related Assets and the ownership and operation thereof, together with the operation and existence of the Partnership insofar as such concerns the Original Limited Partner Related Assets. Distributions under the terms of the foregoing shall not include any revenues, expenses, assets, or liabilities of the Partnership relating to the Non-Original Limited Partner Related Assets, the ownership or operation thereof, or the operation or existence of the Partnership with respect thereto, all of which shall be as separately determined by the General Partner in its sole and absolute discretion.

        5.6 Distribution in Kind. No right is given to any Partner to demand or receive distribution of property other than cash. The General Partner may determine, in its sole and absolute discretion, to make a distribution in kind to the Partners of Partnership assets, and such assets shall be distributed in such a fashion as to ensure that the fair market value is distributed and allocated in accordance with Articles 5 and 6 hereof.

        5.7 REIT Distribution Requirements. Notwithstanding anything to the contrary in this Agreement (but without impairing or otherwise altering the Original Limited Partner's priority distribution rights under Section 5.1), the General Partner may cause the Partnership to distribute or lend (to the extent permitted under Section 4.5) amounts sufficient to enable the General Partner to pay shareholder dividends that will allow the General Partner to (i) meet its distribution requirements for qualification as a REIT under the Code and (ii) avoid any federal income or excise tax liability imposed by the Code.


                                    ARTICLE 6

                                   ALLOCATIONS

        6.1 Allocations of Net Income and Net Loss. For purposes of maintaining the Capital Accounts and in determining the rights of the General and Limited Partners among themselves, the Partnership's items of income, gain, loss and deduction (computed in accordance with Exhibit "B" hereof) shall be allocated among the General and Limited Partners in each taxable year (or portion thereof) as provided herein below.

               A. Net Loss for a particular period shall be allocated as follows:

                      (1) First, if applicable, to the General and Limited Partners in proportion to and to the extent of their positive Capital Account balances, if any.

                      (2)    Second, to the Limited Partners, in
proportion to and to the extent of, their respective aggregate Excess Distributions, until the amount allocated under this Section 6.1A(2) for the current taxable period and all previous taxable periods equals the Excess Distributions of all Limited Partners.

                      (3) Third, to the General Partner.

               B. Net Income for a particular period shall be allocated as follows:

                      (1) First, if applicable, to the Partners that have previously been allocated Net Loss pursuant to Section 6.1A in amounts and among such Partners in the reverse order (and in the corresponding amounts) of all Net Loss previously allocated to them until the amount of Net Income allocated pursuant to this Section 6.1B(1) equals the aggregate amount of all Net Loss theretofore allocated pursuant to Section 6.1A.

                      (2)    Second, if applicable, to the Limited
Partners in proportion to their respective Limited Partner Percentage Interests until the aggregate Net Income allocated pursuant to this Section 6.1B(2) for the current taxable period and all previous taxable periods equals the aggregate amount of Available Cash distributed to the Limited Partners pursuant to Section 5.1A(1).

                      (3) Third, if applicable, to the Limited Partners in proportion to their respective Limited Partner Percentage Interests until the aggregate Net Income allocated pursuant to this Section 6.1B(3) for the current taxable period and all previous taxable periods equals the aggregate amount of Available Cash distributed to the Limited Partners pursuant to Section 5.1A(2).

                      (4)    Fourth, if applicable, to the Limited
Partners in proportion to their respective Limited Partner Percentage Interests until the aggregate Net Income allocated pursuant to this Section 6.1B(4) for the current taxable period and all previous taxable periods equals the aggregate amount distributed to the Limited Partners pursuant to Sections 5.2A.

                      (5) Fifth, if applicable, to the Original Limited Partner until the aggregate Net income allocated pursuant to this Section 6.1B(5) for the current taxable period and all previous taxable periods equals the aggregate amount distributed to the Original Limited Partner on account of Liquidated Tax Damages pursuant to Section 4.3C or any other applicable provision requiring the payment of Liquidated Tax Damages to the Original Limited Partner under this Agreement or the Exchange Rights Agreement.

                      (6) Sixth, to the General Partner.

        6.2    Other Allocations.

               A. For purposes of Regulations Section 1.752(a), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of
(i) the amount of Partnership Minimum Gain; and (ii) the total amount of Nonrecourse Built-in Gain shall be allocated among the General Partner and the Limited Partners in accordance with their respective Capital Accounts.

               B. Any gain allocated to the General Partner and the Original Limited Partner upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible, after taking into account other required allocations of gain pursuant to Exhibit "C", be characterized as Recapture Income in the same proportions and to the same extent as such Partners have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

               C. If and after the Partnership acquires Non-Original Limited Partner Related Assets, or becomes obligated, indebted or liable for or on account of Non-Original Limited Partner Related Assets or the ownership or operation thereof, and so long as the General Partner has not consummated the transactions and made the election described in Sections 4.3B and 5.2, respectively, of this Agreement, then allocations of Net Income, Net Loss, and any other items to the General Partner and the Original Limited Partner and their respective heirs, successors and assigns under this Agreement shall be calculated separately with respect to Original Limited Partner Related Assets and the ownership and operation thereof, together with the operation and existence of the Partnership insofar as such concerns the Original Limited Partner Related Assets and the ownership and operation thereof. Such allocations and calculations shall not include any revenues, expenses, assets, or liabilities of the Partnership relating to the Non-Original Limited Partner Related Assets, the ownership or operation thereof, or the operation or existence of the Partnership with respect thereto, all of which shall be as separately determined by the General Partner in its sole and absolute discretion.


                                    ARTICLE 7

                      MANAGEMENT AND OPERATIONS OF BUSINESS

        7.1 Management.

               A. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. The General Partner may not be removed by the Limited Partners with or without cause. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, but subject to the limitations set forth in Section 7.2 hereof, the General Partner shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 hereof and to effectuate the purposes set forth in Section 3.1 hereof, including (to the extent not prohibited by Section 7.2 hereof), without limitation:

                      (1) the making of any expenditures, the lending or borrowing of money (including, without limitation, making prepayments on loans and borrowing money to permit the Partnership to make distributions to its Partners in such amounts as will permit the General Partner (so long as the General Partner qualifies as a REIT) to avoid the payment of any federal income tax (including, for this purpose, any excise tax pursuant to Section 4981 of the Code) and to make distributions to its shareholders in amounts sufficient to permit the General Partner to maintain REIT status), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidence of indebtedness (including the securing of the same by deed, mortgage, deed of trust or other lien or encumbrance on the Partnership's assets) and the incurring of any obligations it deems necessary for the conduct of the activities of the Partnership;

                      (2) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

                      (3) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any assets of the Partnership (including the exercise or grant of any conversion, option, privilege, or subscription right or other right available in connection with any assets at any time held by the Partnership) or the merger or other combination of the Partnership with or into another entity;

                      (4) the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including, without limitation, the financing of the conduct of the operations of the General Partner, the Partnership or any of the Partnership's Subsidiaries, the lending of funds to other Persons (including, without limitation, the Subsidiaries of the Partnership and/or the General Partner) and the repayment of obligations of the Partnership and its Subsidiaries and any other Person in which it has an equity investment, and the making of capital contributions to its Subsidiaries, the holding of any real, personal and mixed property of the Partnership in the name of the Partnership or in the name of a nominee or trustee and the creation, by grant or otherwise, of easements or servitudes;

                      (5)    the management, operation, leasing,
collection of rents, marketing, landscaping, repair, alteration, renovation, rehabilitation, demolition or improvement of the Original Property or any other real property or improvements owned by the Partnership or any Subsidiary of the Partnership and the performance of any and other acts necessary or appropriate to the operation of such properties, including, without limitation, applications for rezoning or objections to rezoning of such properties;

                      (6) the negotiation, execution, and performance of any contracts, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership's operations or the implementation of the General Partner's powers under this Agreement, including, without limitation, the execution and delivery of leases on behalf of or in the name of the Partnership, contracting with contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Partnership's assets;

                     (7) the opening and closing of bank accounts, the investment of Partnership funds in securities, certificates of deposit and other instruments, and the distribution of Partnership cash or other Partnership assets in accordance with this Agreement;

                     (8) the holding, managing, investing and reinvesting cash and other assets of the Partnership;

                     (9) the collection and receipt of revenues and income of the Partnership;

                    (10) the establishment of one or more divisions of the Partnership, the selection and dismissal of employees of the Partnership (including, without limitation, employees having titles such as "president," "vice president," "secretary" and "treasurer" of the Partnership), and agents, outside attorneys, accountants, consultants and contractors of the Partnership, and the determination of their compensation and other terms of employment or hiring (whether or not any of the foregoing are also employed by, consultants to, independent contractors for, or otherwise do business with the General Partner or its Affiliates in related or unrelated matters);

                    (11) the maintenance of such insurance for the benefit of the Partnership and the Partners as it deems necessary or appropriate (whether or not such is done as part of a group, combined or other policy or policies under which the Partnership and the General Partner (or its Affiliates) are also insured, so long as the General Partner fairly allocates the expense thereof among the covered parties);

                    (12) the formation of, or acquisition of an interest in, and the contribution of some or all of property (or any part thereof or interest therein) to, any further limited or general partnerships, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, its Subsidiaries and any other Person in which it has an equity investment from time to time);

                    (13) the control of any and all matters affecting the rights and obligations of the Partnership, including the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment of, any claim, cause of action, liability, debt or damages, due or owing to or from the Partnership, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitration or other forms of dispute resolution, and the representation of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense, and the indemnification of any

Person against liabilities and contingencies to the extent permitted by law and consistent with the terms of this Agreement, including in each and all of the foregoing instances any such matter or thing in which the General Partner or its Affiliates have a direct interest;

                    (14) the undertaking of any action in connection with the Partnership's direct or indirect investment in its Subsidiaries or any other Person (including without limitation, the contribution or loan of funds by the Partnership to such Persons);

                    (15) the determination of the fair market value of any Partnership property distributed in kind using such reasonable method of valuation as the General Partner may adopt;

                    (16) the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Partnership;

                    (17) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, or an interest jointly with any such Subsidiary or other Person;

                    (18) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have an interest pursuant to contractual or other arrangements with such Person;

                    (19) the making, execution and delivery of any and all deeds, leases, notes, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or legal instruments or agreements in writing necessary or appropriate, in the judgment of the General Partner, for the accomplishment of any of the powers of the General Partner enumerated in this Agreement; and

                    (20) the issuance of additional Limited Partnership Units or Partnership Interests, as appropriate, in connection with Capital Contributions by Additional Limited Partners and additional Capital Contributions by Partners pursuant to Article 4 hereof.

               B. Each of the Limited Partners agrees that, subject to the limitations set forth in Section 7.2 hereof, the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provision of this Agreement, the Act or any applicable law, rule or regulation, to the fullest extent permitted under the Act or other applicable law, rule or regulation. The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

               C. At all times from and after the date hereof, the General Partner shall cause the Partnership to obtain and maintain (i) casualty and liability insurance on the properties of the Partnership and (ii) such other insurance as the General Partner, in its sole and absolute discretion, determines to be necessary or appropriate.

               D. At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain at any and all times working capital accounts and other cash or similar balances in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time.

               E. In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner of any action taken by it. Except for the payment of Liquidated Tax Damages to the Original Limited Partner if and when required under this Agreement or the Exchange Rights Agreement, the General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of income tax liability incurred by such Limited Partner as a result of an action (or inaction) by the General Partner taken pursuant to its authority under this Agreement and in accordance with the terms hereof.

        7.2    Limitations on General Partner

               A. Anything contained herein to the contrary notwithstanding, for so long as the Original Limited Partner (or its Assignees or Substitute Limited Partners) owns Limited Partnership Units, the General Partner shall not cause the Partnership to do any of the following without the prior Consent of the Original Limited Partner:

                      (1) For a period of seven (7) years following the Effective Date, sell, transfer or otherwise dispose of all or any portion of the Original Property (other than dispositions of personal property and other than any involuntary sale pursuant to foreclosure, condemnation, deed in lieu of foreclosure, bankruptcy or insolvency proceedings or otherwise);

                      (2) Encumber the Original Property with debt, the principal amount of which exceeds sixty percent (60%) of the value of the Original Property;

                      (3) Invest in or make any loans or contributions of Partnership funds to any Person unless there then exists no Distribution Deficit, or unless such loan is a loan to the General Partner made in accordance with Section 4.5;

                      (4)    Apply or make any distributions of
liquidation proceeds, any allocations of Net Income, Net Loss or any other items, in each case, other than in the amounts, at the times, and in accordance with, the priorities set forth in this Agreement; or

                      (5) Amend this Agreement, except in accordance with Article 14 hereof.

               B. Section 7.2A(1) shall not apply to or prohibit:

                      (1) Any transaction if such transaction qualifies as a like-kind exchange under Section 1031 of the Code or an involuntary conversion under Section 1033 of the Code; provided, however, that any such replacement property shall thereafter be treated as Original Property for all purposes of the restrictions in Section 7.2A.

                      (2) Any transaction if such transaction is one in which no gain is recognized by the Partnership and the Original Limited Partner with respect to the Original Property (other than gain, if any, resulting solely because the share, if any, of indebtedness allocable to a Limited Partnership Unit is reduced or eliminated), and the entity to which such property is transferred agrees, for the benefit of the Original Limited Partner, that all of the restrictions of Section 7.2A, shall apply to the transferred property in the same manner and to the same extent set forth in Section 7.2A and such agreement is reflected in the partnership agreement (or other comparable governing instrument) of the entity to which the property is transferred.

                      (3) Any transaction not otherwise described in Sections 7.2B(1) or (2) if, concurrently with the consummation of such transaction, the Partnership or the General Partner pays to each Original Limited Partner an amount equal to the lesser of (a) the aggregate federal, state and local income taxes payable by such Original Limited Partner as a result of or in connection with such transaction, or (b) the aggregate federal, state and local income taxes that would have been payable by such Original Limited Partner if the relevant property had been sold on the Effective Date for its 704(c) Value (hereinafter, "Liquidated Tax Damages").

               C. If, at any time prior to the seventh (7th) anniversary of the Effective Date, the Partnership pays the amount described in Section 7.2B(3) above to any Original Limited Partner, and the amount of such payment is, at the time that it is made, equal to the full amount that would be payable to such Original Limited Partner under such Section if the Original

Property were to have been sold on such date for its market value, then the provisions of Section 7.2A shall thereafter cease to apply to such Original Limited Partner.

               D. Nothing herein shall be deemed to require that the Partnership or the General Partner take any action to avoid or prevent an involuntary disposition of any property, whether pursuant to foreclosure, condemnation, deed in lieu of foreclosure, bankruptcy or insolvency proceedings or otherwise; provided, however, that General Partner shall pay the Original Limited Partner its Liquidated Tax Damages resulting from a Liquidating Casualty.

               E. Nothing herein shall prevent the sale, exchange, transfer or other disposition of any property pursuant to the dissolution and liquidation of the Partnership in accordance with Article XIII hereof; provided, however, that the General Partner shall pay the Original Limited Partner its Liquidated Tax Damages in certain instances as provided in Section 13.1.

        7.3    Certificate of Limited Partnership.

        The General Partner has filed the Certificate with the Secretary of State of Delaware as required by the Act. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and any other state, or the District of Columbia, in which the Partnership may elect to do business or own property. To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all of the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other state, or the District of Columbia, in which the Partnership may elect to do business or own property. Subject to the terms of Section 8.5.A(4) hereof, the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner.

        7.4    Management Fee and Reimbursement of the General Partner

               A. The General Partner and/or its Affiliates shall have the right, but not the obligation, in the sole discretion of the General Partner, to perform all or any of the property management services on account of the property owned or managed by the Partnership. If the General Partner elects to so perform, or to have an Affiliate so perform, the property management services, then the General Partner or its Affiliate shall be reimbursed by the Partnership for the expenses it incurs in providing such services in amounts determined by the General

Partner, in its good faith discretion, to be comparable to amounts which would be reimbursable on account of expenses to reputable unrelated third party property management companies which have substantial experience in performing property management services for properties of the type owned or managed by the Partnership for institutional owners with portfolios under management which are substantially similar in size, nature, and condition of property owned or managed by the Partnership. In addition, if the General Partner elects to so perform, or to have an Affiliate so perform, the property management services described herein, it is agreed that a management fee of four percent (4%) of gross income shall be paid by the Partnership to the General Partner or its Affiliates for the property management services as contemplated hereunder. The reimbursements and fees payable to the General Partner or its Affiliates under this Section shall be paid no less frequently than monthly. Except as provided in this Section 7.4A and elsewhere in this Agreement (including the provisions of Articles 5 and 6 regarding distributions, payments, and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership. In furtherance of this Section, the General Partner may cause the Partnership to enter into one or more property management agreements with the General Partner or an Affiliate of the General Partner, substantially in the form of the Management Agreement.

               B. The General Partner shall be reimbursed on a monthly basis, or such other basis as it may determine in its sole and absolute discretion, for all costs and expenses that it incurs relating to the ownership and operation of, or for the benefit of, the Original Property, the Partnership or any of its other assets or related to the administration of the Partnership and the Limited Partnership Units. After consummation of the transactions and election described in, respectively, Sections 4.3B and 5.2 of this Agreement as a result of which the assets of the General Partner are conveyed to the Partnership, such reimbursement shall include reimbursement to the General Partner for all general and administrative costs, fees, and expenses incurred by the General Partner due to its status as a public company, a qualified real estate investment trust, or otherwise, and any and all other expenses incurred by the General Partner for any matter, reason or thing whatsoever. Any reimbursement under this Section shall be in addition to any reimbursement made as a result of indemnification pursuant to Section 7.7 hereof.

               C. It is also acknowledged and agreed that, after consummation of the transactions and election described in, respectively, Sections 4.3B and 5.2 of this Agreement as a result of which the assets of the General Partner are conveyed to the Partnership, the General Partner will directly or indirectly incur costs and expenses, and may issue stock or other securities, or both, to persons employed or not employed, or retained or not retained, directly by the Partnership. Such costs, expenses, and issuances may include, but not be limited to, payment of general and administrative expenses by the General

Partner, including compensation and bonuses to its officers and directors, and the award of stock grants and options to purchase securities of the General Partner. In light of the foregoing, it is agreed that, after consummation of the transactions and election described in, respectively, Section 4.3B and 5.2 of this Agreement, appropriate actions shall be taken by the Partnership, as determined by the General Partner, in its sole discretion, to either (i) reimburse the General Partner an appropriate portion of any such cost, expense, or issuance, or (ii) adjust the General Partner's Interest in the Partnership so as to prevent dilution of the General Partner's Interest.

               D. Without limiting the generality of Section 7.4C above, it is agreed that if, at any time or from time to time after consummation of the transactions and election described in, respectively, Sections 4.3B and 5.2 of this Agreement, options to purchase REIT Shares or any other securities granted to employees, consultants or advisors of the General Partner or any Affiliate of the General Partner under any Plan or otherwise as compensation or incentive are exercised, or REIT Shares or any other securities are granted or awarded to employees, consultants or advisors of the General Partner or any Affiliate of the General Partner under any Plan or otherwise as compensation or incentive, then the Partnership promptly shall issue to the General Partner Limited Partnership Units or other interests in the Partnership with comparable rights, benefits, and privileges in an amount equal to the REIT Shares or other securities granted and/or issued, as the case may be. If Limited Partnership Units or other interests in the Partnership are issued to the General Partner as a result of the exercise of options to purchase REIT Shares or other securities, then concurrently with the issuance of the Limited Partnership Units or other interests to the General Partner, the General Partner shall pay to the Partnership the cash consideration received by the General Partner on account of such exercise.

               E. After consummation of the transactions and elections described in Sections 4.3B and 5.2 of this Agreement, in the event that the General Partner shall elect to purchase from its shareholders REIT Shares for the purpose of delivering such REIT Shares to satisfy an obligation under any dividend reinvestment program adopted by the General Partner, any employee stock purchase plan adopted by the Company, or any similar obligation or arrangement undertaken by the General Partner in the future, the purchase price paid by the General Partner for such REIT Shares and any other expenses incurred by the General Partner in connection with such purchase shall be considered expenses of the Partnership and shall be reimbursed to the General Partner, subject to the conditions that: (i) if such REIT Shares subsequently are to be sold by the General Partner, the General Partner shall pay to the Partnership any proceeds received by the General Partner for such REIT Shares (provided that a transfer of REIT Shares for Limited Partnership Units pursuant to the Exchange Rights Agreement would not be considered a sale for such purposes); and (ii) if such REIT Shares are not re-transferred by the General Partner within 30 days after the purchase thereof, the General Partner shall cause the Partnership to cancel a number of Limited Partnership Units held by the General Partner equal to the number of such REIT Shares (adjusted for stock dividends, stock splits, reorganizations, reclassifications, mergers, and the like with regard to the REIT Shares prior to such cancellation of Limited Partnership Units).

        7.5 Outside Activities of the General Partner. The General Partner and its Affiliates shall be permitted to purchase, own, operate, manage and otherwise deal with and profit from any property, real, personal or mixed, not owned by the Partnership for their own account and benefit, whether or not competitive with the business and affairs of the Partnership, and neither the Partnership, any Limited Partner, or any other Person shall have any right, claim, interest or cause of action therein or as a result thereof. Without limiting the generality of the above, nothing in this Agreement shall obligate the General Partner or its Affiliates to first offer the Partnership an opportunity to invest in any investment which has been offered to or found by the General Partner or its Affiliates, whether or not such investment is of a nature that may be invested in by the Partnership or would compete directly or indirectly with the business of the Partnership. The Limited Partners hereby acknowledge that the General Partner currently owns a variety of real estate investments and may in the future acquire additional real estate investments that may be competitive with the business of the Partnership.

        7.6    Contracts with Affiliates.

               A. Subject to the limitations in Section 7.2, the Partnership may lend or contribute funds or other assets to its Subsidiaries or other Persons in which it has an equity investment and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

               B. Subject to the limitations in Section 7.2, the Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law as the General Partner, in its sole and absolute discretion, believes are advisable.

               C. Except as expressly permitted by this Agreement, but subject to Section 7.2(A)(1), neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase or otherwise acquire any property from, the Partnership, directly or indirectly, except pursuant to transactions that are determined by the General Partner in good faith to be fair and reasonable.

               D. The General Partner, in its sole and absolute discretion and without the approval of the Limited Partners, may propose and adopt, on behalf of the Partnership, employee benefit plans, stock option plans, and similar plans funded by the Partnership for the benefit of employees of the Partnership, Subsidiaries of the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership or any Subsidiaries of the Partnership. Any or all of the foregoing may be jointly established with the General Partner or its Affiliates, provided that in such case the allocation of expense shall be shared among the parties on whose behalf such plans exist as determined by the General Partner in good faith to be fair and reasonable.

        7.7    Indemnification.

               A. To the fullest extent permitted by Delaware law, the Partnership shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorneys' fees and other legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership or the General Partner in its capacity as general partner of the Partnership as set forth in this Agreement, in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, whether or not suit or other legal proceedings are commenced, unless it is established by a court of competent jurisdiction, and all appeals relating thereto have been fully completed or the applicable appeal periods have expired, that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceedings and either was committed in intentional bad faith or was the result of active and deliberate dishonesty;
(ii) the Indemnitee actually received an improper and unpermitted personal benefit in money, property or services; (iii) in the case of any criminal proceeding, the Indemnitee knew, or was reckless in not knowing, that the act or omission was unlawful; or (iv) the act or omission of the Indemnitee constitutes a breach of this Agreement or any other agreement relating to the Partnership between the General Partner and a Limited Partner. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee pursuant to a loan guaranty, recourse obligation, general partner liability, or otherwise for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct as set forth in this Section 7.7A. The termination of any proceeding by conviction of an Indemnitee, or an entry of an order of probation against an Indemnitee prior to judgment, in each case after all appeals relating thereto have been fully completed or the applicable appeal periods have expired, creates a rebuttable presumption that such Indemnitee acted in a manner contrary to that specified in this Section 7.7A with respect to the subject matter of such proceeding. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, and neither the General Partner nor any Limited Partner shall have any obligation to contribute to the capital of the Partnership, or otherwise provide funds, to enable the Partnership to fund its obligations under this Section 7.7.

               B. Reasonable expenses incurred by an Indemnitee who is a party to a proceeding shall be paid or reimbursed by the Partnership in advance of the final disposition of the proceeding.

               C. The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement pursuant to which such Indemnitees are indemnified.

               D. The Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

               E. For purposes of this Section 7.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this Section 7.7; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

               F. In no event may an Indemnitee subject any of the Partners to personal liability by reason of the Indemnification provisions set forth in this Agreement.

               G. An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

               H. The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators, and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the Partnership's liability to any Indemnitee under this Section 7.7, as in effect immediately prior to such amendment, modification, or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

        7.8    Liability of the General Partner.

               A. Notwithstanding anything to the contrary set forth in this Agreement, but subject to Section 7.8.F, if applicable, the General Partner and its officers and directors shall not be liable for monetary damages to the Partnership, any Partners or any Assignees for losses sustained or liabilities incurred as a result of errors in judgment or any act or omission of the General partner undertaken in good faith.

               B. The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership and the shareholders of the General Partner collectively, that the General Partner is under no obligation to consider the separate interests of the Limited Partners (except as otherwise provided herein) in deciding whether to cause the Partnership to take (or decline to take) any actions, and that, subject to Section 7.8.F, if applicable, the General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner has acted in good faith.

               C. Subject to its obligations and duties as General Partner set forth in Section 7.1.A hereof, and the limitations thereon set forth in Section 7.2, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

               D. Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner's and its officers' and directors' liability to the

Partnership and the Limited Partners under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

               E. ANY OBLIGATION OR LIABILITY WHATSOEVER OF THE GENERAL PARTNER WHICH MAY ARISE AT ANY TIME UNDER THIS AGREEMENT OR ANY OBLIGATION OR LIABILITY WHICH MAY BE INCURRED BY IT PURSUANT TO ANY OTHER INSTRUMENT, TRANSACTION OR UNDERTAKING CONTEMPLATED BY THIS AGREEMENT SHALL BE SATISFIED, IF AT ALL, OUT OF THE GENERAL PARTNER'S ASSETS ONLY. NO SUCH OBLIGATION OR LIABILITY SHALL BE PERSONALLY BINDING UPON, NOR SHALL RESORT FOR THE ENFORCEMENT THEREOF BE HAD TO THE PROPERTY OF, ANY OF ITS SHAREHOLDERS, DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS, REGARDLESS OF WHETHER SUCH OBLIGATION OR LIABILITY IS IN THE NATURE OF CONTRACT, TORT OR OTHERWISE.

               F. Subject to the recourse limitations in Section 7.8E, nothing in this Section 7.8 shall constitute a waiver of any claim against the General Partner for any breach of this Agreement or of any other written agreement between the General Partner and any Limited Partner.

        7.9    Other Matters Concerning the General Partner.

               A. The General Partner may rely and shall be protected in acting, or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

               B. The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which such General Partner reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

               C. The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and duly appointed attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.

               D. Notwithstanding any other provisions of this Agreement or the Act, but subject to the limitations in Section 7.2 hereof, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order: (i) to protect the ability of the General Partner to continue to qualify as a REIT; or (ii) to avoid the General Partner incurring any taxes under
Section 857 or Section 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

        7.10 Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is being held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

        7.11 Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without consent or approval of any other Partner or Person, to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and take any and all actions on behalf of the Partnership and such Person shall be entitled to deal with the General Partner as if the General Partner were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies which may be available against such Person to contest, engage or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that: (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect; (ii) the

Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership; and
(iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership. Nothing in this Section 7.11 shall constitute a waiver of any claim against the General Partner for any breach of this Agreement or of any other written agreement between the General Partner and any Limited Partner.


                                    ARTICLE 8

                   RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

        8.1 Limitation of Liability. The Limited Partners shall have no liability under this Agreement or otherwise with respect to the Partnership or its debts, obligations or liabilities of any nature whatsoever, except as expressly provided in this Agreement (including Section 10.5 hereof) or under the Act.

        8.2 Management of Business. No Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, director, employee, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operation, management or control (within the meaning of the Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

        8.3 Outside Activities of Limited Partners.

               A. Subject to the terms and provisions hereof, it is agreed that any Partner (General and/or Limited) and any Affiliate of any Partner (including any officer, director, employee, agent, or representative of any Partner) shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct competition with the Partnership or that are enhanced by the activities of the Partnership. Without limiting the generality of the foregoing, any Partner and any Affiliate of any Partner shall be permitted to purchase, own, operate, manage and otherwise deal with and profit from any property, real, personal or mixed, not owned by the Partnership for their own account and benefit, whether or not competitive with the business and affairs of the Partnership, and neither the Partnership, any Partner, or any Person shall have any right, claim, interest or cause of action therein or as a result thereof. Neither the Partnership nor any Partners shall have any rights, claims, or interests by virtue of this Agreement or any relationships, duties or obligations hereunder (including, but not limited to, any fiduciary or similar duties created by this Agreement, under the Act, or otherwise existing at law or in equity) in any business ventures or investments of any General Partner or Limited Partner, or any Affiliate of any of the foregoing. None of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the Partnership relationship established hereby in any business ventures of any other Person, and such Person shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures to the Partnership, any Limited Partner or any such other Person, even if such opportunity is of a character which, if presented to the Partnership, any Limited Partner or such other Person could be taken by such Person.

               B. It is further agreed that none of the Partners, General or Limited, or any of their Affiliates, have any duty, obligation, or liability to present to the Partnership any business or investment opportunity which may arise in the course of activity for or on behalf of the Partnership, or otherwise, for investment by the Partnership or any of the Partners (even if within the line and scope of the business and affairs of the Partnership), and instead any Partner, General or Limited, and any Affiliate may pursue such opportunity for such Partner's or Affiliate's own benefit and account, without any participation, right, or claim therein by the Partnership or any other Partner, and without notification or disclosure to the Partnership or any other Partner.

        8.4 Return of Capital. No Limited Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon liquidation of the Partnership as provided herein. Except to the extent provided by Exhibit "C" hereof or as otherwise expressly provided in this Agreement, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee, either as to the return of Capital Contributions or as to profits, losses or distributions.

        8.5 Rights of Limited Partners Relating to the Partnership.

               A. In addition to the other rights provided by this Agreement or by the Act, and except as limited by Section 8.5.B hereof, each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership, upon written demand with a statement of the purpose of such demand and at such Limited Partner's own expense (including such reasonable copying and administrative charges as the General Partner may establish from time to time):

                      (1) to obtain a copy of the most recent annual and quarterly reports filed with the Securities and Exchange
Commission pursuant to the Securities Act of 1934, as amended;

                      (2)    to obtain a copy of the Partnership's
federal, state and local income tax returns for each Partnership
Year;

                      (3) to obtain a current list of the name and last known business, residence or mailing address of each Partner;

                      (4) to obtain a copy of this Agreement and the Certificate and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments thereto have been executed;

                      (5) to obtain true and full information regarding the amount of cash and a description and statement of any other property or services contributed by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner, but only to the extent the foregoing is materially different from information contained in other reports provided to Limited Partners; and

                      (6)    to audit the books and records of the
Partnership no more than once annually in order to comply with insurance regulatory requirements applicable to the Limited Partner.

               B. Notwithstanding any other provision of this Section 8.5, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, desirable or necessary any information that the Partnership is required by law or by agreement with an unaffiliated third party to keep confidential. If the General Partner desires to disclose any information of the type described in the preceding sentence to a Limited Partner, the General Partner may require, as a condition to such disclosure, that the Limited Partner agree in writing that such information will be held in strictest confidence and no distribution of such information will be made.

        8.6 No Redemption Right. No Limited Partner (other than the General Partner) shall have the right to require the Partnership to redeem all or a portion of the Limited Partnership Units held by such Limited Partner.

        8.7 Representations and Warranties. Each Limited Partner represents and warrants to the General Partner and the Partnership that:

               A. If such Limited Partner is an individual, that (1) consummation of the transactions contemplated by this Agreement to be performed by such Limited Partner will not result in a breach or violation of or a default under, any agreement by which such Limited Partner or any such Limited Partner's property is or are bound, or any statute, regulation, order or other law to which such Partner is subject, and (2) such Limited Partner is not a "foreign person" within the meaning of Section 1445(f) or the Code.

               B. If such Limited Partner is not an individual, that (1) consummation of the transactions contemplated by this Agreement to be performed by such Limited Partner have been duly authorized by all necessary action; (2) the consummation of such transactions shall not result in a breach or violation of, or a default under, its charter or organizational documents, any agreement by which such Limited Partner, any of such Limited Partner's properties or any of such Limited Partner's constituents, is or are bound, or any statute, regulation, order or other law to which such Limited Partner or any of its constituents, is or are subject; and (3) such Limited Partner is not a "foreign person" within the meaning of Section 1445(f) of the Code.

               C. It does not and will not actually own or constructively own (under the attribution rules of Code Section 318, as modified by Code Section 856(d)(5)) more than 9.8% of the value or number of shares, whichever is more restrictive, of any class of stock of the General Partner, and upon the request of the General Partner, each Limited Partner will disclose to the General Partner the number of shares of the General Partner that it actually owns or constructively owns.

               D. It has received and reviewed that certain Prospectus of the General Partner dated November 17, 1997, that certain Prospectus Supplement dated November 17, 1997, and that certain Registration Statement, filed February 4, 1998, with the Securities and Exchange Commission under the Securities Act, as amended, and has had access to such additional financial and other information, including without limitation the General Partner's Form 10-Q for the quarters ended March 31, June 30, and September 30, 1997, respectively, the General Partner's Form 10-K for the fiscal year ended December 31, 1996, the General Partner's Form 8-Ks filed on December 26, 1996, January 23, 1997, April 3, 1997, May 27, 1997, May 29, 1997, July 18, 1997, October 16, 1997, November
17, 1997, and December 18, 1997, respectively, the General Partner's 1996 Annual Report to Shareholders and the General Partner's Notice of 1997 Annual Meeting of Shareholders and accompanying Proxy Statement, and has been afforded the opportunity to ask questions of representatives of the General Partner, and to receive answers to those questions, as they have deemed necessary in connection with the transactions contemplated by this Agreement and in the other agreements referred to in this Agreement.

               E. It acknowledges that the Limited Partnership Units being acquired pursuant hereto are being acquired in a transaction not involving any public offering within the meaning of the Securities Act and that the Limited Partnership Units have not been registered under the Securities Act in reliance upon a specific exemption or exemptions from registration under the Securities Act. It further acknowledges that the Partnership's reliance on such exemptions is predicated in part on the accuracy and completeness of the Limited Partner's representations and warranties contained in this Agreement. Each Limited Partner agrees not to offer, sell, transfer or otherwise dispose of the Limited Partnership Units (or REIT Shares issuable by the General Partner to acquire Limited Partnership Units that may be tendered to the Partnership for redemption) in the absence of registration under the Securities Act unless such Limited Partner delivers to the Partnership an opinion of legal counsel reasonably satisfactory to the Partnership and the General Partner, in form and substance reasonably satisfactory to the Partnership and the General Partner, to the effect that the proposed sale, transfer or other disposition may be effected without registration under the Securities Act and under applicable state securities or blue sky laws. For purposes of this Section 8.7E, the General Partner agrees that in-house counsel of the Original Limited Partner will be satisfactory to the General Partner provided such in-house counsel is an officer of the Original Limited Partner, the opinions of such counsel are backed by either the full faith and credit of the Original Limited Partner or by reasonably adequate errors and omissions insurance, and such in-house counsel is regularly engaged in the practice of securities law.

               F. It is an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Act. It has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Limited Partnership Units and REIT Shares and protecting its own interests in connection with the investment and has obtained, in its judgment, sufficient information from the General Partner to evaluate the merits and risks of an investment in the Limited Partnership Units and REIT Shares. It acknowledges that it has the financial ability to bear the economic risk of a loss of its investment in the Limited Partnership Units and REIT Shares, has adequate means for providing for its current needs and personal contingencies and has no need for liquidity with respect to the investment in the Limited Partnership Units and REIT Shares. It has not been organized solely for the purpose of acquiring the Limited Partnership Units and REIT Shares acquired under or in connection with this Agreement.

               G. It is acquiring the Limited Partnership Units and underlying REIT Shares for its own account and not with a view to the distribution of the Limited Partnership Units or REIT Shares or with any present intention of offering or selling any of the Limited Partnership Units in a transaction that would violate the Securities Act or the securities laws of any State or any other applicable jurisdiction.

               H. No representations as to potential profit, distributions, cash flows, funds from operations or yield, if any, in respect of the Partnership or the General Partner have been made by any Partner or any employee or representative or Affiliate or any Partner, and that projections and any other information, including, without limitation, financial and descriptive information and documentation, which may have been in any manner submitted to such Limited Partner shall not constitute any representation or warranty of any kind or nature, express or implied.

               I. The representations and warranties contained in this Section
8.7 shall survive the execution and delivery of this Agreement by each Partner and the dissolution, liquidation and termination of the Partnership.

        8.8    Right of Offset.

               A. The General Partner shall have the right to offset any amounts owed to the Partnership, the General Partner or any Affiliate of the General Partner by any Limited Partner pursuant to this Agreement or any other written agreement between such Limited Partner and the Partnership, the General Partner or Affiliate, against any amounts owed to such Limited Partner by the Partnership or General Partner hereunder, including the right to cancel or acquire, if applicable, the Limited Partnership Units held by such Limited Partner, based on the "Value" (as defined in the Exchange Rights Agreement) as of the date of such cancellation or acquisition.

               B. In exercising the foregoing offset rights, the General Partner shall be required to give a Limited Partner, (i) in the case of an offset against a distribution, five (5) days prior written notice (provided, however that if a distribution is to be made at any time during such five day period the General Partner may retain the distribution payable to any Limited Partner to whom such a written notice has been given to the extent of the amount owned by such Limited Partner pending the passage of such period and upon the passage of such period without payment of all amounts owned by the applicable Limited Partner, the General Partner shall be entitled to the right of offset described above, it being understood that if the Limited Partner pays in full the amount owed the General Partner shall promptly release the retained distribution to such Limited Partner); and (2) in the case of an offset against Limited Partnership Units (through cancellation or acquisition), ten (10) days' prior written notice. In each case, such written notice shall state the amount owned (determined as of a date reasonably close to the date of such notice) and the proposed offset. No offset shall be made unless the Limited Partner has not paid the amount owed within such period.

        8.9 No Rights as Shareholders. Nothing contained in this Agreement shall be construed as conferring upon the holders of the Limited Partnership Units any rights whatsoever as shareholders of the General Partner, including, without limitation, any right to receive dividends or other distributions made to shareholders of the General Partner or to vote or to consent or to receive notice as shareholders in respect of any meeting of shareholders for the election of directors of the General Partner or any other matter. Nothing contained in this Section shall be deemed a waiver or relinquishment of any parties rights under the Exchange Rights Agreement.

        8.10 Limitation on Liability of Original Limited Partner. ANY OBLIGATION OR LIABILITY WHATSOEVER OF THE ORIGINAL LIMITED PARTNER WHICH MAY ARISE AT ANY TIME UNDER THIS AGREEMENT OR ANY OBLIGATION OR LIABILITY WHICH MAY BE INCURRED BY THE ORIGINAL LIMITED PARTNER PURSUANT TO ANY OTHER INSTRUMENT, TRANSACTION OR UNDERTAKING CONTEMPLATED HEREBY SHALL BE SATISFIED, IF AT ALL, OUT OF THE ORIGINAL LIMITED PARTNER'S ASSETS ONLY. NO SUCH OBLIGATION OR LIABILITY SHALL BE PERSONALLY BINDING UPON, NOR SHALL RESORT FOR THE ENFORCEMENT THEREOF BE HAD TO, THE PROPERTY OF ANY OF THE ORIGINAL LIMITED PARTNER'S SHAREHOLDERS, TRUSTEES, OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS, REGARDLESS OF WHETHER SUCH OBLIGATION OR LIABILITY IS IN THE NATURE OF CONTRACT, TORT OR OTHERWISE.

        8.11 Representations and Warranties of General Partner. The General Partner represents and warrants to the Limited Partners as of the date hereof that (1) the execution and delivery of this Agreement and the consummation of the transactions to be performed by the General Partner in connection therewith have been duly authorized by all necessary action on the part of the General Partner; and (2) the execution and delivery of this Agreement and the connsummation of the transactions to be performed by the General Partner in connection therewith shall not result in a breach or violation of, or a default under, its charter or organizational documents, or any statute, regulation, order or other law to which the General Partner is subject.


                                    ARTICLE 9

                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

        9.1 Records and Accounting. The General Partner shall keep or cause to be kept at the principal office of the Partnership those records and documents required to be maintained by the Act and other books and records deemed by the General Partner to be appropriate with respect to the Partnership's business. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles, or such other basis as the General Partner determines to be necessary or appropriate. The Original Limited Partner shall have the right to inspect the books and records of the

Partnership upon reasonable prior notice to the General Partner, which inspection shall be conducted at a time and place reasonably determined by the General Partner.

        9.2 Fiscal Year. The fiscal year of the Partnership shall be the calendar year.

        9.3    Reports.

               A. The Partnership shall mail to each Limited Partner no later than ninety (90) days after the close of each Partnership Year an annual report containing financial statements of the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, for such Partnership year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner in its discretion (such selection may include any such accountants who also perform accounting or auditing work for the General Partner and its Affiliates).

               B. The Partnership shall mail to each Limited Partner no later than ninety (90) days after the close of each calendar quarter (except the last calendar quarter of each year), a report containing unaudited financial statements of the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, and such other information as may be required by applicable law or regulation, or as the General Partner determines to be appropriate.

               C. To the extent such statements are prepared by the General Partner or the Partnership, the Partnership shall mail to the Original Limited Partner (i) no later than sixty (60) days after the close of each calendar quarter, an uncertified and unaudited quarterly operating report with respect to the Original Property for the prior calendar quarter; and (ii) no later than sixty (60) days after the close of each Partnership Year, an uncertified and unaudited annual operating report with respect to the Original Property for the prior Partnership Year.

               D. All accounting and other professional fees associated with the preparation, compilation, review, audit, and any other matters relating to the Partnership's records, financial statements and reports, tax returns, and any other Partnership items described in the preceding paragraphs shall be at the expense of the Partnership, not the General Partner; provided, however, that the Partnership shall pay only an equitable portion, as determined by the General Partner in its good faith discretion, of any accounting and other professional fees relating to the preparation of financial statements prepared on a consolidated basis with the General Partner.




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
                                   ARTICLE 10

                                   TAX MATTERS

        10.1 Preparation of Tax Returns. The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within ninety (90) days of the close of each taxable year, the tax information reasonably required by the Limited Partners for federal and state income tax reporting purposes.

        10.2 Tax Elections. Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code; provided, however, that if requested by a transferee of a Partnership Interest, the General Partner shall file an election on behalf of the Partnership pursuant to Section 754 of the Code to adjust the basis of the Partnership property in the case of a transfer of a Partnership Interest made in accordance with the provisions of this Agreement. The General Partner elects the so-called "traditional method" of making Section 704(c) allocations pursuant to Regulations Section 1.704-3 with respect to property contributed as of the date hereof. The General Partner shall have the right to seek to revoke any tax election it makes (including, without limitation, the election under Section 754 of the Code) upon the General Partner's determination, in its sole and absolute discretion, that such revocation is in the best interest of the Partners.

        10.3   Tax Matters Partner.

               A. The General Partner shall be the "tax matters partner" of the Partnership for federal income purposes. Pursuant to Section 6230(e) of the Code, upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Partnership, the tax matters partner shall furnish the IRS with the name, address, taxpayer identification number, and profit interest of each of the Limited Partners and the Assignees; provided, however, that such information is provided to the Partnership by the Limited Partners and the Assignees.

               B. The tax matters partner is authorized, but not required:

                      (1) to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a "tax audit" and such judicial proceedings being referred to as "judicial review"), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner: (i) who (within the time period prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner; or (ii) who is a "notice partner" (as defined in Section 6231(a)(8) of the Code) or a member of a "notice group" ( as defined in Section 6223(b)(2) of the Code);

                      (2)    in the event that a notice of a final
administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a "final adjustment") is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the District Court of the United States for the district in which the Partnership's principal place of business is located;

                      (3) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

                      (4)    to file a request for an administrative
adjustment with the IRS and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

                      (5) to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken account of by a Partner for tax purposes, or an item affected by such item; and

                      (6) to take any other action of behalf of the Partners or the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

               C. The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the General Partner set forth in Section 7.7 of this Agreement shall be fully applicable to the tax matters partner in its capacity as such.

               D. The tax matters partner shall receive no special compensation for its services as such. All third party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne or reimbursed by the Partnership. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm to assist the tax matters partner in discharging its duties hereunder, including an accounting firm which also renders services to the General Partner and its Affiliates.

        10.4 Organizational Expenses. The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a sixty (60) month period as provided in Section 709 of the Code.

        10.5 Withholding. Each Limited Partner hereby authorizes the Partnership to withhold from, or pay on behalf of or with respect to, such Limited Partner any amount of federal, state, local or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Sections 1441, 1442, 1445, or 1446 of the Code and similar state and local income tax laws, if any. Any amount paid on behalf of or with respect to a Limited Partner shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within fifteen (15) days after notice from the General Partner that such payment must be made, unless: (i) the Partnership withholds such payment from a distribution which would otherwise be made to the Limited Partner; or (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Limited Partner. Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed to such Limited Partner. Each Limited Partner other than the Original Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner's Partnership Interest to secure such Limited Partner's obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 10.5. In the event that a Limited Partner fails to pay any amounts owed to the Partnership pursuant to this Section 10.5 when due, the General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner. Without limitation, in such event the General Partner shall have the right to receive distributions that would otherwise be distributable to such defaulting Limited Partner until such time as such loan, together with all interest thereon, has been paid in full, and any such distributions so received by the General Partner shall be treated as having been distributed to the defaulting Limited Partner and immediately paid by the defaulting Limited Partner to the General Partner in repayment of such loan. Any amounts payable by a Limited Partner hereunder shall bear interest at the lesser of (A) the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal, plus four (4) percentage points, or (B) the maximum lawful rate of interest on such obligation, such interest to accrue from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Limited Partner other than the Original Limited Partner shall at its own expense take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder.

        10.6 No Assurances. Each Limited Partner, including without limitation the Original Limited Partner, acknowledges and agrees that it is solely responsible for its tax planning and the structuring of this Agreement to accommodate such tax planning, and that neither the Partnership, the General Partner nor any of their officers, directors, employees, agents, accountants, attorneys, advisors or the like has made any representation or provided any assurance to any of them that the provisions of this Agreement affecting or impacting any of their tax planning, structuring or liability will be respected or upheld by any agency or authority or achieve the result desired by the Limited Partners. Therefore, notwithstanding the provisions of this Agreement, and without limiting the generality of the foregoing, each Limited Partner, including without limitation the Original Limited Partner, acknowledges and agrees that neither the Partnership, the General Partner nor any of their officers, directors, employees, agents, accountants, attorneys, advisors or the like has made any representation or provided any assurance that the allocation provided in section 6.2 will be respected or upheld by any agency or authority or achieve the result desired by the Limited Partners.


                                   ARTICLE 11

                            TRANSFERS AND WITHDRAWALS

        11.1 Transfer.

               A. The term "transfer" when used in this Article 11 with respect to a Limited Partnership Unit shall be deemed to refer to a transaction by which the General Partner purports to assign all or any part of its General Partner Interest to another Person or by which a Limited Partner purports to assign all or any part of its Limited Partner Interest to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise. The term "transfer" when used in this Article 11 does not include any acquisition of Partnership Interests or Limited Partnership Units by the General Partner from any Limited Partner, nor does it include any grant of a security interest or any related action involving levy, execution, or the like contemplated under Section 10.5 of this Agreement.

               B. No Partnership Interest shall be transferred, in whole or in part (including any interest therein), except in accordance with the terms and conditions set forth in this Article 11. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article 11 shall be null and void ab initio, and the Partnership shall have no duty or obligation to recognize the transferee as a partner or holder of any interest whatsoever in the Partnership, and the transferee shall have no rights, interests or claims in or against the Partnership or any Partner.

        11.2 Transfer of the General Partner's Interests. The General Partner may transfer any of its General Partner Interest or withdraw as General Partner, or transfer any of its Limited Partner Interest, without consent or approval from any Limited Partners. A transfer hereunder includes, without limitation, a transfer to an entity which is wholly-owned by the General Partner and is a Qualified REIT Subsidiary under Section 856(d) of the Code. If the General Partner voluntarily sells or assigns its General Partner Interest, the General Partner shall give the Original Limited Partner such notice thereof, and distribute to the Original Limited Partner such other information concerning the transactions effectuating such transfer, as the General Partner distributes generally to the holders of REIT Shares, and, in any event, shall give the Original Limited Partner notice of such sale or assignment no later than three
(3) Business Days after the consummation thereof. In the event such sale or assignment is consummated prior to the seventh (7th) anniversary of the Effective Date, the General Partner shall pay to the Original Limited Partner the amount of its Liquidated Tax Damages, if any, resulting from such sale or assignment (including Liquidated Tax Damages, if any, resulting from the Original Limited Partner's exchange of Limited Partnership Units for REIT Shares under the Exchange Rights Agreement if and only if such election is exercised by the Original Limited Partner within thirty (30) days after receiving notice of such transaction); provided, however, that the General Partner shall not be obligated to pay Liquidated Tax Damages if the sale or assignment is (a) a pledge, assignment for security purposes or similar financing transaction, or
(b) a sale or assignment to another publicly traded entity that is the legal successor of Pacific Gulf Properties, Inc., whether by merger, reorganization, consolidation, or similar transaction or series of transactions.

        11.3   Limited Partners' Rights to Transfer.

               A. Subject to the provisions of Sections 11.3C, 11.3D, 11.3E, 11.3F, 11.4 and 11.6, a Limited Partner may transfer, without the consent of the General Partner, all or any portion of its Partnership Interest, or any of such Limited Partner's economic rights as a Limited Partner, which Partnership Interest, in the case of the Original Limited Partner, shall include, without limitation, all of the rights and interests unique to the Original Limited Partner under this Agreement and, subject to the restrictions and limitations on transfer contained therein, all of the rights and interests unique to the Original Limited Partner under the Exchange Rights Agreement and Registration Rights Agreement, respectively.

               B. If a Limited Partner is subject to Incapacity, the partners, executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner's estate shall have all of the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners, for the purpose of settling or managing the estate and such power as the Incapacitated Limited Partner possessed to transfer all or any part of his or its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

               C. The General Partner may prohibit any transfer by a Limited Partner if, in the opinion of legal counsel to the Partnership or the General Partner, such transfer would require filing of a registration statement under the Securities Act or would otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the Limited Partnership Units.

               D. No transfer of Limited Partnership Units by a Limited Partner (including a redemption or exchange pursuant to the Exchange Rights Agreement) may be made to any Person if (i) in the opinion of legal counsel for the Partnership or the General Partner, it would result in the Partnership being treated as an association taxable as a corporation for federal income tax purposes or would result in a termination of the Partnership for federal income tax purposes (except as a result of the redemption or exchange of all Limited Partnership Units held by all Limited Partners pursuant to the Exchange Rights Agreement), (ii) in the opinion of legal counsel for the Partnership or the General Partner, it would adversely affect the ability of the General Partner to continue to qualify as a REIT or would subject the General Partner to any additional taxes, or (iii) such transfer is effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code.

               E. No transfer of any Limited Partnership Unit may be made to a lender to the Partnership or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Partnership whose loan constitutes a Nonrecourse Liability, without the consent of the General Partner, in its sole and absolute discretion. Without limiting the restriction of the foregoing sentence, if any such consent is given, a condition to such consent shall be that the lender enter into an arrangement with the Partnership or the General Partner to exchange or redeem at a price agreeable to the lender, the General Partner, and the transferring Partner (each in their respective discretion) all Limited Partnership Units in which a security interest is held immediately prior to the time at which such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code.

               F. The Limited Partners acknowledge that each certificate or instrument representing Limited Partnership Units shall bear a legend in substantially the following form and any other legend required under any applicable state securities law:

        "NEITHER THE LIMITED PARTNERSHIP UNITS IN THE PARTNERSHIP REPRESENTED BY THIS CERTIFICATE OR INSTRUMENT NOR ANY PART THEREOF OR INTEREST THEREIN HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE 'ACT') AND NEITHER MAY BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF, IN WHOLE OR IN PART, UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF THE AGREEMENT OF LIMITED PARTNERSHIP OF PGP SOUTHERN INDUSTRIAL II, L.P., AS AMENDED FROM TIME TO TIME (A COPY OF WHICH IS ON FILE WITH THE PARTNERSHIP); AND, IN ALL EVENTS, NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE LIMITED PARTNERSHIP UNITS REPRESENTED BY THIS CERTIFICATE (OR ANY SECURITY ISSUED ON ACCOUNT HEREOF OR WITH RESPECT HERETO) MAY BE MADE UNLESS THE PARTNERSHIP HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL (WHICH COUNSEL AND OPINION BOTH MUST BE REASONABLY ACCEPTABLE TO THE PARTNERSHIP) FOR THE HOLDER THAT, BECAUSE OF THE AVAILABILITY OF AN EXEMPTION, NO SUCH REGISTRATION, QUALIFICATION OR OTHER COMPLIANCE IS REQUIRED UNDER THE ACT, APPLICABLE BLUE SKY OR STATE SECURITIES LAWS, OR OTHERWISE."

        11.4   Substituted Limited Partners.

               A. No Limited Partner shall have the right to substitute a transferee as a Limited Partner in his place. The General Partner shall, however, have the right to consent to the admission of a transferee of the interest of a Limited Partner pursuant to this Section 11.4 as a Substituted Limited Partner, which consent shall not be unreasonably withheld or delayed. The General Partner's failure or refusal to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or any Partner.

               B. A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.

               C. Upon admission of a Substituted Limited Partner, the General Partner shall amend Exhibit "A" to reflect the name, address, number of Limited Partnership Units, and Limited Partner Percentage Interest of such Substituted Limited Partner.

        11.5 Assignees. If the General Partner, in its reasonable discretion, does not consent to the admission of any permitted transferee as a Substituted Limited Partner, as described in Section 11.4, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be deemed to have had assigned to it, and shall be entitled to receive distributions from the Partnership and the share of Net Income, Net Losses, Recapture Income, and any other items, gain, loss deduction and credit of the Partnership attributable to the Limited Partnership Units assigned to such transferee, but shall not be deemed to be a holder of Limited Partnership Units for any other purpose under this Agreement, and shall not be entitled to vote such Limited Partnership Units for any other purpose under this Agreement, and shall not be entitled to vote such Limited Partnership Units in any matter presented to the Limited Partners for a vote (such Limited Partnership Units being deemed to have been voted on such matters in the same proportion as all other Limited Partnership Units held by Limited Partners are voted except that, in the case of the Original Limited Partner or its Substitute Limited Partner(s), such Limited Partner(s) shall retain and be entitled to exercise voting rights with respect to their Limited Partnership Units until such Limited Partnership Units have been transferred to a Substitute Limited Partner in accordance with this Agreement). In the event any such transferee desires to make a further assignment of any such Limited Partnership Units, such transferee shall be subject to all of the provisions of this Article 11 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Limited Partnership Units.

        11.6   General Provisions.

               A. No Limited Partner may withdraw from the Partnership other than as a result of a permitted transfer of all such Limited Partner's Limited Partnership Units in accordance with this Article 11 or pursuant to any agreement consented to by the Partnership pursuant to which the Limited Partner's interests in the Partnership are conveyed and the Limited Partner's withdrawal is provided for.

               B. Any Limited Partner who shall transfer all of its Limited Partnership Units in a transfer permitted pursuant to this Article 11 shall cease to be a Limited Partner upon the admission of all Assignees of such Limited Partnership Units as Substitute Limited Partners. Similarly, any Limited Partner who shall transfer all of its Limited Partnership Units pursuant to any agreement of the type referred to in the preceding paragraph shall cease to be a Limited Partner.

               C. Transfers pursuant to this Article 11 may only be made on the first day of a fiscal quarter of the Partnership, unless the General Partner otherwise agrees.

               D. Without limiting the restriction of Section 11.6C, if any Partnership Interest is transferred or assigned during any quarterly segment of the Partnership's fiscal year in compliance with the provisions of this Article 11 on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items attributable to such interest for such Partnership Year shall be divided and allocated between the transferor Partner and the transferee Partner by taking into account their varying interests during the Partnership Year in accordance with Section 706(d) of the Code, using the interim closing of the books method. Solely for purposes of making such allocations, each of such items for the calendar month in which the transfer or assignment occurs shall be allocated to the transferee Partner, and none of such items for the calendar month in which a redemption occurs shall be allocated to a redeeming Partner. All distributions of Available Cash attributable to such Limited Partnership Unit with respect to which the Partnership Record Date is before the date of such transfer, assignment, or redemption shall be made to the transferor Partner, all distributions of Available Cash thereafter attributable to such Limited Partnership Unit shall be made to the transferee Partner.

               E. No transfer by a Limited Partner of its Limited Partnership Units (including any redemption or exchange pursuant to the Exchange Rights Agreement) may be made to any Person if: (1) such person lacks the legal right, power or capacity to own a Partnership Interest; (2) such transfer is in violation of applicable law; (3) any component portion of a Partnership Interest, such as the Capital Account, or rights to distributions is transferred separate and apart from other any components of a Partnership Interest; (4) such transfer would cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a "party-in-interest" (as defined in Section 3(14) of ERISA) or a "disqualified person" (as defined in Section 4975(c) of the Code); (5) such transfer would, in the opinion of legal counsel for the Partnership or the General Partner, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.2-101; or (6) such transfer would subject the Partnership to be regulated under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or the Employee Retirement Income Security Act of 1974, each as amended.

        11.7 No Exchange. Notwithstanding anything in this Section 11 to the contrary, each of the Limited Partners hereby agrees that, during the "No Exchange Period" (as defined in the Exchange Rights Agreement), it shall not be prohibited from tendering but shall be prohibited from settling any tender of its Limited Partnership Units for exchange or redemption under the Exchange Rights Agreement. All Limited Partnership Units acquired by the General Partner pursuant to the Exchange Rights Agreement shall automatically, and without further action required, be converted into and deemed to be an equal number of Limited Partnership Units in the Partnership owned by the General Partner, and all rights, title, interest, claim, cause of action, and the like of any Limited Partner arising out of such Limited Partnership Units so acquired and/or status and interest as a partner as a result thereof shall become the property of the General Partner in its entirety, and such Limited Partner shall have no further claim or interest therein or thereto.

                                   ARTICLE 12

                              ADMISSION OF PARTNERS

        12.1 Admission of Successor General Partner. A successor to all of the General Partner Interest pursuant to Section 11.2 hereof who is proposed to be admitted as successor General Partner shall be admitted to the Partnership as the General Partner, effective upon such transfer. The admission of any such transferee shall not cause a dissolution of the Partnership and such transferee shall carry on the business of the Partnership in accordance with the forms and provisions of this Agreement. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission. In the case of such admission on any day other than the first day of a Partnership Year, all items attributable to the General Partner Interest for such Partnership Year shall be allocated between the transferring General Partner and such successor as provided in Section 11.6.D hereof.

        12.2   Admission of Additional Limited Partners.

               A. Except as otherwise provided elsewhere in this Agreement, after the admission to the Partnership of the Original Limited Partner on the date hereof, a Person who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 2.4 hereof, and (ii) such other documents or instruments as may be required in the discretion of the General Partner in order to effect such Person's admission as an Additional Limited Partner.

               B. Notwithstanding anything to the contrary in this Section 12.2, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner's sole and absolute discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission.

               C. If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items allocable among Partners and Assignees for such Partnership Year shall be allocated among such Additional Limited Partner and all other Partners and Assignees by taking into account their varying interests during the Partnership Year in accordance with
Section 706(d) of the Code, using the interim closing of the books method. Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Limited Partner occurs shall be allocated among all of the Partners and Assignees, including such Additional Limited Partner. All distributions of Available Cash with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and assignees, other than the Additional Limited Partner, and all distributions of Available Cash thereafter shall be made to all of the Partners and Assignees, including such Additional Limited Partner.

        12.3 Amendment of Agreement and Certificate of Limited Partnership. For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment to this Agreement (including an amendment of Exhibit "A") and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 2.4 hereof.


                                   ARTICLE 13

                    DISSOLUTION, LIQUIDATION AND TERMINATION

        13.1 Dissolution. The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and its affairs be wound up, only upon the first to occur of any of the following ("Liquidating Events"):

               A.     the expiration of its term as provided in Section
2.5 hereof;

               B. an event of withdrawal of the General Partner, as defined in the Act (other than an event of bankruptcy), unless within ninety (90) days after such event of withdrawal a majority in interest in capital and profits of the remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal of a successor General Partner;

               C. an election to dissolve the Partnership made by the General Partner, in its sole and absolute discretion;

               D. entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;

               E. the sale of all or substantially all of the assets and properties of the Partnership; provided, however, that the sale of one or more parcels, but less than all, of the Original Property shall not be a Liquidating Event so long as the Partnership retains any of the Original Property; or

               F. a final and non-appealable judgment is entered by a court of competent jurisdiction ruling that the General Partner is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless prior to the entry of such order or judgment all of the remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such order or judgment, of a substitute General Partner.

        In the event prior to the seventh (7th) anniversary of the Effective Date, the Partnership dissolves as the result of any of the Liquidating Events set forth in Sections 13.1B, 13.1C, 13.1D or 13.1E, then the General Partner shall pay to the Original Limited Partner its Liquidated Tax Damages, if any, resulting from such Liquidating Event in accordance with the terms of the Exchange Rights Agreement; provided, however, that (a) the Original Limited Partner shall only be entitled to its Liquidated Tax Damages with respect to a Liquidating Event set forth in Section 13.1D if the General Partner is the moving party, or otherwise voluntarily participates with the moving party, in obtaining the entry of judicial dissolution, and (b) the Original Limited Partner shall only be entitled to its Liquidated Tax Damages with respect to a Liquidating Event set forth in Section 13.1E if such event consists of a voluntary sale or other voluntary disposition of the Original Property.

        13.2   Winding Up.

               A. Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs. The General Partner, or in the event there is no remaining General Partner, any Person elected by a majority in interest of the Limited Partners (the General Partner or such other Person being referred to herein as the "Liquidator"), shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership's liabilities and property and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include shares of common stock in the General Partner) shall be applied and distributed in the following order:

                      (1) First, to the satisfaction of all of the Partnership's debts and liabilities to creditors other than the Partners (whether by payment or the reasonable provision for payment thereof);

                      (2) Second, if applicable, to the satisfaction of the Distribution Deficit and Liquidated Tax Damages, if any, payable to the Original Limited Partner under the terms of this Agreement;

                      (3) Third, to the satisfaction of all of the Partnership's debts and liabilities to the General Partner and its Affiliates (whether by payment or the reasonable provision for payment thereof);

                      (4) Fourth, to the satisfaction of all of the Partnership's debts and liabilities to the other Partners
(whether by payment or the reasonable provision for payment thereof); and

                      (5) The balance, if any, to the Partners in accordance with their Capital Accounts, after giving effect to all contributions, distributions, and allocations for all periods.

               The General Partner shall not receive any special compensation for any services performed pursuant to this Article 13.

               B. Notwithstanding the foregoing, if and after the Partnership acquires Non-Original Limited Partner Related Assets, or becomes obligated, indebted or liable for or on account of Non-Original Limited Partner Related Assets or the ownership or operation thereof, and so long as the General Partner has not consummated the transactions and made the election described in Sections 4.3B and 5.2, respectively, of this Agreement, then distributions under the terms of Section 13.2A shall be calculated and made only with respect to Original Limited Partner Related Assets and the ownership and operation thereof, together with the operation and existence of the Partnership insofar as such concerns the Original Limited Partner Related Assets. Distributions under the terms of Section 13.2A shall not include any revenues, expenses, assets, or liabilities of the Partnership relating to the Non-Original Limited Partner Related Assets, the ownership or operation thereof, or the operation or existence of the Partnership with respect thereto, all of which shall be as separately determined by the General Partner in its sole and absolute discretion.

               C. Anything contained herein to the contrary notwithstanding, pursuant to the Exchange Rights Agreement all Limited Partnership Units then held by any Limited Partner (other than Limited Partnership Units held by the General Partner and, in the case of a Liquidating Event described in Section 13.1.F, Limited Partnership Units held by the Original Limited Partner) will be mandatorily exchanged or redeemed prior to any distribution, or the determination of any entitlement to any distribution, pursuant to Section 13.2A. As a result of such mandatory exchange or redemption of Limited Partnership Units, no Limited Partner (other than the General Partner in its capacity as a Limited Partner and, in the case of a Liquidating Event described in Section 13.1.F, the Original Limited Partner) will receive, nor shall it be entitled to receive, any distribution upon a Liquidating Event.

               D. Notwithstanding the provisions of Section 13.2A hereof which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners and their Affiliates as creditors) and/or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2A hereof, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

               E. In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made pursuant to this Article 13 may be:

                      (1)    distributed to one or more trust(s)
established for the benefit of the creditors and the General Partner and Limited Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent, conditional or unmatured liabilities or obligations of the Partnership or the General Partner arising out of or in connection with the Partnership. The assets of any such trust(s) shall be distributed to the creditors and General Partner and Limited Partners from time to time, in the reasonable direction of the Liquidator, in the same manner and proportions as the amount distributed to such trust(s) by the Partnership would otherwise have been distributed to the creditors and General Partner and Limited Partners pursuant to this Agreement; and

                      (2) withheld or escrowed to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld or escrowed amounts shall be distributed to the creditors and General Partner and Limited Partners in the manner and order of priority set forth in Section 13.2A as soon as practicable.

        13.3 Compliance with Timing Requirements of Regulations. In the event the Partnership is "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article 13 to the General Partner and Limited Partners who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2) (provided, however, in no event shall the Partnership be liquidated prior to the date which would be the Settlement Date within the meaning of the Exchange Rights Agreement for Partners who tender an Exchange Notice (within the meaning of the Exchange Rights Agreement) on or before the fifth (5th) day after the date of receipt of the notice of liquidation by the Partnership.

        13.4 Deemed Distribution and Re-contribution. Notwithstanding any other provision of this Article 13, in the event the Partnership is considered "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), but no Liquidating Event has occurred, the Partnership's property shall not be liquidated, the Partnership's labilities shall not be paid or discharged, and the Partnership's affairs shall not be wound up.

        13.5 Rights of Limited Partners. Except as otherwise provided in this Agreement, each Limited Partner shall look solely to the assets of the Partnership for the return of its Capital Contributions and shall have no right, power or claim to demand or receive property other than cash from the Partnership. Except as otherwise provided in this Agreement, no Limited Partner shall have priority over any other Partner as to the return of its Capital Contributions, distributions, or allocations.

        13.6 Notice of Dissolution. In the event a Liquidating Event occurs or an event occurs that would, but for the provisions of an election or objection by one or more Partners pursuant to Section 13.1, result in a dissolution of the Partnership, the General Partner shall, within thirty (30) days thereafter, provide written notice thereof to each of the Partners.

        13.7 Termination of Partnership and Cancellation of Certificate of Limited Partnership. Upon the completion of the liquidation of the Partnership's assets, as provided in Section 13.2 hereof, a certificate of cancellation shall be filed, the Partnership shall be terminated, and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

        13.8 Reasonable Time for Winding-Up. A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.

        13.9 Waiver of Partition. Each Partner hereby waives any right to partition of the Partnership property.


                                   ARTICLE 14

                  AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS

        14.1 Amendments.

               A. Amendments to this Agreement may be proposed by the General Partner, the Original Limited Partner or by any Limited Partners (other than the General Partner) holding twenty-five percent (25%) or more of the Limited Partner Percentage Interests. Following such proposal, the General Partner shall submit any proposed amendment to the Limited Partners. The General Partner shall seek the written vote of the Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. For purposes of obtaining a written vote, the General Partner may require a response within a reasonable specified time, but not less than fifteen
(15) days, and failure to respond in such time period shall constitute a vote which is consistent with the General Partner's recommendation with respect to the proposal. Except as provided in Section 13.1C, 14.1B, 14.1C, or 14.1D, a proposed amendment shall be adopted and be effective as an amendment hereto if it is approved by the General Partner and it receives the Consent of Partners holding a majority of the Limited Partner Percentage Interests of all Limited Partners; provided, however, that, except as otherwise provided in Sections 4.3A and 5.2 hereof, any amendment which materially and adversely alters the right of a Limited Partner to receive distributions of Available Cash or allocations of Net Income, Net Loss or any other items in the amounts, in the priorities or at the times described in this Agreement, or which modifies Sections 7.1, 7.2 or
13.1 hereof, shall require the consent of such Limited Partner in order to become effective; and provided, further, however, that the Original Limited Partner shall have the right to approve of any amendment which solely affects the Original Property and not any of the Non-Original Limited Partner Related Assets.

               B. Notwithstanding Section 14.1.A (but subject to the final proviso thereof which shall in all events prevail), the General Partner shall have the power, without the consent or approval of the Limited Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

                      (1)    to add to the obligations of the General
Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

                      (2) to reflect the admission, substitution, termination, or withdrawal of Partners in accordance with this Agreement;

                      (3)    to set forth the designations, rights,
powers, distributions, allocations, duties, priorities and preferences of other holders of any additional Partnership Interests issued in accordance with
Section 4.3, or otherwise in accordance with the terms of this Agreement;

                      (4)    to reflect a change that is of an
inconsequential nature and does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions of this Agreement, or make any other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement;

                      (5) to satisfy any requirements, conditions, or guidelines, contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law; and

                      (6) the purposes set forth in Section 3.3.

        The General Partner shall provide notice to the Limited Partners when any action under this Section 14.1.B is taken.

               C. Notwithstanding Section 14.1.A and 14.1.B hereof, this Agreement shall not be amended without Consent of each Partner adversely affected if such amendment would: (i) convert a Limited Partner's interest in the Partnership into a General Partner Interest; (ii) modify the limited liability of a Limited Partner in a manner adverse to such Limited Partner;
(iii) alter rights of the Partner to receive distributions pursuant to Article 5 or Article 13, or the allocations specified in Article 6 (except as permitted pursuant to Section 4.3 and Section 14.1.B(3) hereof); (iv) cause the termination of the Partnership prior to the time set forth in Sections 2.5 or 13.1; or (v) amend this Section 14.1.C.

               D. Notwithstanding Section 14.1.A and 14.1.B hereof, the General Partner shall not amend Sections 7.1, 7.2, 7.4, 7.5, or Article 14 without Consent of Limited Partners holding a majority of the Limited Partner Percentage Interests of the Limited Partners, excluding Limited Partner Interests held by the General Partner; and, without Consent of Original Limited Partner holding a majority of the Limited Partner Percentage Interests of the Original Limited Partner (in each case including their heirs, successors and assigns) the General Partner shall not (i) amend Sections 7.1, 7.2, 13.1, or Article 14 in any respect, or (ii) to the extent that any such amendment would affect the amount, priority, or timing of distributions to any of the Original Limited Partner or their heirs, successors and assigns under this Agreement, amend Sections 7.4 or 7.5, unless the transactions and election described in, respectively, Sections 4.3B and 5.2 of this Agreement have occurred and been made, in which case the special Consent of the Original Limited Partner as herein provided shall not be required.

        14.2   Meetings of the Partners.

               A. Meetings of the Partners may be called by the General Partner and shall be called upon the receipt by the General Partner of a written request by the Original Limited Partner or by Limited Partners (other than the General Partner) holding twenty-five percent (25%) or more of the Limited Partner Percentage Interests. The request shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than seven (7) days nor more than thirty (30) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote or consent of the Partners is permitted or required under this Agreement, such vote or consent may be given at a meeting of the Partners or may be given in accordance with the procedures prescribed in Sections 14.1A or 14.2B hereof. Except as otherwise expressly provided in this Agreement, whenever the Consent of the Limited Partners is required the Consent of holders of a majority of the Limited Partner Percentage Interests held by Limited Partners (including Limited Partnership Interests held by the General Partner) shall control; provided, however, that, except as required by the Act or other applicable law, and unless and until the General Partner makes the election specified in Section 5.2 hereof, the Original Limited Partner shall have the exclusive right to consent to any action requiring the consent of the Limited Partners and which solely affects the Original Property (and not any of the Non-Original Limited Partner Related Assets).

               B. Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by Limited Partners holding a majority of the Limited Partner Percentage Interests (or such other percentage as is expressly required by this Agreement); provided, however, that in the event such action only requires the consent of the Original Limited Partner under this Article 14, such written consent shall be effective if signed by the Original Limited Partner. Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of Limited Partners holding a majority of the Limited Partner Percentage Interests (or such other percentage as is expressly required by this Agreement). Such consent shall be filed with the General

Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

               C. Each Limited Partner may authorize any Person or Persons to act for him by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or his attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it, such revocation to be effective upon the Partnership's receipt of written notice of such revocation from the Limited Partner executing such proxy.

               D. Each meeting of the Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate. Without limitation, meetings of Partners may be conducted in the same manner as meetings of the shareholders of the General Partner and may be held at the same time, and as part of, meetings of the shareholders of the General Partner.


                                   ARTICLE 15

                               GENERAL PROVISIONS

        15.1 Addresses and Notices. All notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered if delivered personally, (b) when delivered by telecopier if confirmation of receipt has been obtained, (c) three
(3) business days after being deposited in the U.S. mail, registered or certified (return receipt requested), postage prepaid, or (d) one (1) business day after depositing with a nationally recognized overnight courier service or overnight delivery service, to the Partner or Assignee at the address set forth in Exhibit "A" (or at such other address of which the recipient shall notify the other Partners and Assignees by like notice, provided that notices of a change of address shall be effective only upon receipt thereof).

        15.2 Titles and Captions. All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" and "Sections" are to Articles and Sections of this Agreement.

        15.3 Pronouns and Plurals. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

        15.4 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain form taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

        15.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

        15.6 Creditors. Other than as expressly set forth herein with respect to the Indemnitees, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

        15.7 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any covenant, duty, agreement or condition.

        15.8 Applicable Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

        15.9 Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of other remaining provisions contained herein shall not be affected thereby.

        15.10 Entire Agreement. This Agreement and the other written agreements executed and delivered by the parties hereto concurrently herewith contain the entire understanding and agreement among the Partners with respect to the subject matter hereof and supersedes any other prior written or oral understandings or agreements among them with respect thereto.

        15.11 Venue. Any action initiated by any party under this Agreement shall be brought and prosecuted in the State of California which the parties acknowledge and agree is a convenient forum in which to litigate such action, and the parties waive any right to commence or transfer such action in or to any other state.

        15.12 Exhibits. All exhibits attached hereto are incorporated herein as though fully set forth herein.

        15.13 Legal Representation and Construction. Each party hereto has been represented by legal counsel in connection with the negotiation and drafting of this Agreement. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement, and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

        15.14 Joint and Several. All entities constituting the "Original Limited Partner" hereunder shall be jointly and severally liable for the duties, obligations and liabilities of the Original Limited Partner.

        15.15 Counterparts. This Agreement may be executed in any number of counterparts each of which shall be deemed an original and all of which shall constitute one and the same agreement with the same effect as if all parties had signed the same signature page. It shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on a single counterpart, it shall be sufficient that the signature of, or on behalf of, each party, appear on one or more of the counterparts. Any signature page of this Agreement may be detached from any counterpart of this Agreement and reattached to any other counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages. This Agreement shall be deemed executed and delivered upon each party's delivery of executed signature pages of this Agreement which signature pages may be delivered by facsimile with the same effect as delivery of the originals.

        IN WITNESS WHEREOF, the parties hereto have executive this Agreement as of the day first above written.

                             PACIFIC GULF PROPERTIES INC., a Maryland corporation, general partner


                             By:
                                -----------------------------------------------

                                -----------------------------------------------
                                            (Print Name and Title)


                             By:
                                -----------------------------------------------

                                -----------------------------------------------
                                            (Print Name and Title)

                             THE NORTHWESTERN MUTUAL LIFE INSURANCE
                             COMPANY, a Wisconsin corporation

                             By:    NORTHWESTERN INVESTMENT MANAGEMENT
                                    COMPANY, a Wisconsin corporation, its
                                    wholly-owned subsidiary and authorized
                                    representative


                                    By:
                                        ---------------------------------------

                                        ---------------------------------------
                                                (Print Name and Title)

                                    EXHIBIT A

                PARTNERS CONTRIBUTIONS AND PARTNERSHIP INTERESTS



                                                                                                                          Limited
                                                                                                           Limited        Partner
Name and Address                            Cash             Agreed Value of               Total         Partnership      Percentage
  of Partner                             Contribution        Contribution Property      Contribution        Units         Interest
  ----------                             ------------        ---------------------      ------------        -----         --------
General Partner
---------------

Pacific Gulf                               $3,770                     N/A                   $3,770            N/A              N/A
Properties Inc.
4220 Von Karman, Second Floor
Newport Beach, CA 92660-2002
Attention:  Corporate Secretary

Limited Partner
---------------

The Northwestern Mutual Life                 N/A                 $9,000,000              $9,000,000         404,950           100%
Insurance Company
720 East Wisconsin Avenue
Milwaukee, Wisconsin 53202
Attention:  James G. Loduha
Telecopy:  (414) 299-1557

With a copy to:

720 East Wisconsin Avenue
Milwaukee, Wisconsin 53202
Attention:  John E. Dunn, Esq.
Telecopy:  (414) 299-7016

                                    EXHIBIT B

                           CAPITAL ACCOUNT MAINTENANCE


1.      Capital Accounts of the Partners.

        A. The Partnership shall maintain for each Partner a separate Capital Account in accordance with the rules of Regulations Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions and any other deemed contributions made by such Partner to the Partnership pursuant to this Agreement; and (ii) all items of Partnership income and gain (including income and gain exempt from tax) computed in accordance with
Section 1.B hereof and allocated to such Partner pursuant to Section 6.1B of the Agreement and Exhibit "C" hereof, and decreased by (x) the amount of cash or Agreed Value of all actual and deemed distributions of cash or property made to such Partner pursuant to this Agreement; and (y) all items of Partnership deduction and loss computed in accordance with Section 1.B hereof and allocated to such Partner pursuant to Section 6.1A of the Agreement and Exhibit "C" hereof.

        B. For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Partners' Capital Accounts, unless otherwise specified in this Agreement, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal tax purposes determined in accordance with Section 703(a) of the Code (for this purpose all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

               (1) Except as otherwise provided in Regulations Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership, provided that the amounts of any adjustments to the adjusted bases of the assets of the Partnership made pursuant to Section 734 of the Code as a result of the distribution of property by the Partnership to a Partner (to the extent that such adjustments have not previously been reflected in the Partners' Capital Accounts) shall be reflected in the Capital Accounts of the Partners in the manner and subject to the limitations prescribed in Regulations Section 1.704-1(b)(2)(iv)(m)(4).

               (2) The computation of all items of income, gain, and deduction shall be made without regard to the fact that items described in Sections 705(a)(1)(B) or 705(a)(2)(B) of the Code are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes.

               (3) Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership's Carrying Value with respect to such property as of such date.

               (4) In lieu of depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year.

               (5) In the event the Carrying Value of any Partnership Asset is adjusted pursuant to Section 1.D hereof, the amount of any such adjustment shall be taken into account as gain or loss from the disposition of such asset.

               (6) Any items specifically allocated under Section 1 of Exhibit "C" hereof shall not be taken into account.

        C. Generally, a transferee (including an Assignee) of a Limited Partnership Unit shall succeed to a pro rata portion of the Capital Account of the transferor; provided, however, that if the transfer causes a termination of the Partnership under Section 708(b)(1)(B) of the Code, the Partnership's properties shall be deemed solely for federal income tax purposes, to have been contributed to the successor Partnership. The Capital Accounts of such successor Partnership shall be maintained in accordance with the principles of this Exhibit "B".

        D. (1) Consistent with the provisions of Regulations Section 1.704-1(b)(2)(iv)(f), and as provided in Section 1.D.(2), the Carrying Value of all Partnership assets shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the times of the adjustments provided in Section 1.D.(2) hereof, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property and allocated pursuant to Section 6.1 of the Agreement.

               (2) Such adjustments shall be made as of the following times: (a) immediately prior to the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (b) immediately prior to the distribution by the Partnership to a Partner of more than a de minimis amount of property as consideration for an interest in the Partnership; and (c) immediately prior to the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), provided, however, that adjustments pursuant to clauses
(a) and (b) above shall be made only if the General Partner determines that such adjustments are necessary or appropriate to reflect economic interests of the Partners in the Partnership.

               (3) In accordance with Regulations Section 1.704-1(b)(2)(iv)(e), the Carrying Value of Partnership assets distributed in kind shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the time any such asset is distributed.

               (4) In determining Unrealized Gain or Unrealized Loss for purposes of this Exhibit "B", the aggregate cash amount and fair market value of all Partnership assets (including cash or cash equivalents) shall be determined by the General Partner using such reasonable method of valuation as it may adopt, or in the case of a liquidating distribution pursuant to Article 13 of the Agreement, shall be determined and allocated by the Liquidator using such reasonable methods of valuation as it may adopt. The General Partner, or the Liquidator, as the case may be, shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines in its sole and absolute discretion to arrive at a fair market value for individual properties).

        E. The provisions of this Agreement (including this Exhibit "B" and other Exhibits to this Agreement) relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to modify (i) the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership, the General Partner, or the Limited Partners) are computed; or (ii) the manner in which items are allocated among the Partners for federal income tax purposes in order to comply with such Regulations or to comply with Section 704(c) of the Code, the General Partner may make such modification without regard to Article 14 of the Agreement, provided that it is not likely to have a material effect on the amounts distributable to any Person pursuant to Article 13 of the Agreement upon the dissolution of the Partnership. The General Partner also shall (i) where appropriate, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), make any adjustments that are necessary or appropriate to maintain equality between Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes; and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b). In addition, the General Partner may adopt and employ such methods and procedures for (i) the maintenance of book and tax capital accounts; (ii) the determination and allocation of adjustments under Sections 704(c), 734 and 743 of the Code; (iii) the determination of Net Income, Net Loss, taxable loss and items thereof under this Agreement and pursuant to the Code; (iv) conventions for the determination of cost recovery, depreciation and amortization deductions, as it determines in its sole discretion are necessary or appropriate to execute the provisions of this Agreement, to comply with federal and state tax laws, and are in the best interest of the Partners.

2. No Interest. No interest shall be paid by the Partnership on Capital Contributions or on balances in Partners' Capital Accounts.

3. No Withdrawal. No Partner shall be entitled to withdraw any part of his Capital Contribution or his Capital Account or to receive any distribution from the Partnership, except as provided in Articles 4, 5, 7 and 13 of the Agreement.

4. Non-Original Limited Partner Related Assets. Notwithstanding the foregoing, if and after the Partnership acquires Non-Original Limited Partner Related Assets, or becomes obligated, indebted or liable for or on account of Non-Original Limited Partner Related Assets or the ownership or operation thereof, and so long as the General Partner has not consummated the transactions and made the election described in Sections 4.3B and 5.2, respectively, of this Agreement, then allocations provided for in this Exhibit "B" shall be calculated separately with respect to Original Limited Partner Related Assets and the ownership and operation thereof, together with the operation and existence of the Partnership insofar as such concerns the Original Limited Partner Related Assets and the ownership and operation thereof. Such allocations and calculations shall not include any revenues, expenses, assets, or liabilities of the Partnership relating to the Non-Original Limited Partner Related Assets, the ownership or operation thereof, or the operation or existence of the Partnership with respect thereto, all of which shall be separately determined by the General Partner in its sole and absolute discretion.

                                    EXHIBIT C

                            SPECIAL ALLOCATION RULES


1. Special Allocation Rules. Notwithstanding any other provision of the Agreement or this Exhibit "C", the following special allocations shall be made in the following order:

        A. Minimum Gain Chargeback. Notwithstanding the provisions of Section
6.1 of the Agreement or any other provisions of this Exhibit "C", if there is a net decrease in Partnership Minimum Gain during any Partnership taxable year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704- 2(f)(6). This
Section 1.A is intended to comply with the minimum gain chargeback requirements in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith. Solely for purposes of this Section 1.A, each Partner's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.1 of Partner Minimum Gain during such Partnership taxable year.

        B. Partner Minimum Gain Chargeback. Notwithstanding any other provision of Section 6.1 of this Agreement or any other provisions of this Exhibit "C" (except Section 1.A hereof), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership taxable year, each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.702-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4). This Section 1.B is intended to comply with the minimum gain charge-back requirement in such Section of the Regulations and shall be interpreted consistently therewith. Solely for purposes of this
Section 1.B, each Partner's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.1 of the Agreement or this Exhibit with respect to such Partnership taxable year, other than allocations pursuant to Section 1.A hereof.

        C. Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or
1.704-1(b)(2)(ii)(d)(6), and after giving effect to the allocations required under Sections 1.A and 1.B hereof such Partner has an Adjusted Capital Account Deficit, items of Partnership income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income and gain for the Partnership taxable year) shall be specifically allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible.

        D. Nonrecourse Deductions. Nonrecourse Deductions for any Partnership taxable year shall be allocated to the General Partner. If the General Partner determines in its good faith discretion that the Partnership's Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the Limited Partners, to revise the prescribed ratio to the numerically closest ratio for such Partnership taxable year which satisfy such requirements.

        E. Partner Nonrecourse Deductions. Any Partner Nonre- course Deductions for any Partnership taxable year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i).

        F. Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

        G. Curative Allocations. The allocations set forth in Section 1.A through 1.F of this Exhibit "C" (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations under Section 704(b) of the Code. The Regulatory Allocations may not be consistent with the manner in which the Partners intend to divide Partnership distributions. Accordingly, the General Partner is hereby authorized to divide other allocations of income, gain, deduction and loss among the Partners so as to prevent the Regulatory Allocations from distorting the manner in which Partnership distributions will be divided among the Partners. In general, the Partners anticipate that this will be accomplished by specially allocating other items of income, gain, loss and deduction among the Partners so that the net amount of the Regulatory Allocations and such special allocations to each person is zero. However, the General Partner will have discretion to accomplish this result in any reasonable manner; provided, however, that no allocation pursuant to this Section 1.G shall cause the Partnership to fail to comply with the requirements of Regulations Sections 1.7041(b)(2)(ii)(d), -2(e) or -2(i).

2.      Allocations for Tax Purposes.

        A. Except as otherwise provided in this Section 2, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit "C".

        B. In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, and deduction shall be allocated for federal income tax purposes among the Partners as follows:

               (1)    (a)    In the case of a Contributed Property, such
                             items attributable thereto shall be allocated among the Partners, consistent with the principles of Section 704(c) of the Code and the Regulations thereunder, to take into account the variation between the 704(c)
                             Value of such property and its adjusted basis at the time of contribution; and

                      (b) any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit "C".

               (2)    (a)    In the case of an Adjusted Property, such items
                             shall

                             (1) first, be allocated among the Partners in a manner consistent with the principals of Section 704(c) of the Code and the Regulations thereunder to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Exhibit "B"; and

                             (2) second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with Section 2.B(1) of this Exhibit "C"; and

                      (b) any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner its correlative item of "book" gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit "C".

               (3) all other items of income, gain, loss and deduction shall be allocated among the Partners in the same manner as their correlative item of "book" gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit "C".

3. No Withdrawal. No Partner shall be entitled to withdrawal any part of his Capital Contribution or his Capital Account or to receive any distribution from the Partnership, except as provided in Articles 4, 5, 8 and 13 of the Agreement.

4. Non-Original Limited Partner Related Assets. Notwithstanding the foregoing, if and after the Partnership acquires Non-Original Limited Partner Related Assets, or becomes obligated, indebted or liable for or on account of Non-Original Limited Partner Related Assets or the ownership or operation thereof, and so long as the General Partner has not consummated the transactions and made the election described in Sections 4.3B and 5.2, respectively, of this Agreement, then allocations provided for in this Exhibit "C" shall be calculated separately with respect to Original Limited Partner Related Assets and the ownership and operation thereof, together with the operation and existence of the Partnership insofar as such concerns the Original Limited Partner Related Assets and the ownership and operation thereof. Such allocations and calculations shall not include any revenues, expenses, assets, or liabilities of the Partnership relating to the Non-Original Limited Partner Related Assets, the ownership or operation thereof, or the operation or existence of the Partnership with respect thereto, all of which shall be separately determined by the General Partner in its sole and absolute discretion.

                                    EXHIBIT D

                          VALUE OF CONTRIBUTED PROPERTY


Underlying Property                         704(c) Value                Agreed Value
-------------------                         ------------                ------------
Garden Grove Industrial                     $9,000,000                  $9,000,000
7373 Hunt Avenue,
Garden Grove, CA

                                    EXHIBIT E

                          PROPERTY MANAGEMENT AGREEMENT



        THIS PROPERTY MANAGEMENT AGREEMENT (this "Agreement") is made and entered into as of ______________, by and between PGP SOUTHERN INDUSTRIAL II, L.P., a Delaware limited partnership ("Owner") and Pacific Gulf Properties Inc., a Maryland corporation ("Manager") with reference to the following.

                                    RECITALS

        A. The Owner is the owner of an industrial park located on the land identified in Exhibit A attached hereto (the "Project").
Manager is the sole general partner of Owner.

        B. Manager is experienced in managing and operating properties similar to the Project, and Manager possesses the personnel, skills and experience necessary for the efficient management and operation of the Project.

        C. Owner desires to engage Manager to manage and operate the Project, and Manager desires to render such management services to Owner, upon and subject to the terms and conditions set forth below.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, Owner and Manager agree as follows:

        1.     Engagement of Manager.

               1.1 Exclusive Manager. Owner engages Manager as, and Manager agrees to serve as, the sole and exclusive manager of the Project, with the authority to direct, supervise and manage the operation of the Project, for the period of time and upon the terms and conditions hereinafter set forth.

               1.2 Employment of Personnel. Manager shall investigate, hire, train, pay, supervise and discharge the personnel reasonably necessary to be employed in order to properly maintain and operate the Project. All salaries, wages and other compensation of personnel employed by Manager hereunder, including so-called fringe benefits, medical health insurance, pension plans, social security taxes, Worker's Compensation insurance and the like (collectively, the "Personnel Compensation"), shall be payable by Manager from, and reimbursable to Manager out of, gross revenues generated from the operation of the Project, including, without limitation, all rent and/or lease payments, security, cleaning, and other deposits, common area maintenance charges, taxes, insurance, casualty and/or condemnation loss proceeds and other income due to Owner from each Project ("Project Revenues"). Personnel Compensation shall not reduce the "Management Fee" (defined below).

        2.     Duties of Manager.

               2.1 Performance of Duties. During the term of this Agreement, Manager agrees, for and in consideration of the compensation set forth herein, to supervise and direct the management and operation of the Project on behalf of Owner and for the account of Owner in an efficient and satisfactory manner as an industrial park. Manager shall at all times maintain an organization, systems and personnel sufficient to enable it to carry out all its duties, obligations and functions under this Agreement. Manager will perform its duties under this Agreement in accordance with all laws, codes and regulations applicable to the Project.

               2.2 Service Contracts. Manager shall make or renew in Owner's name as agent of Owner and at Owner's expense, contracts and/or leases for water, electricity, gas, telephone, vermin extermination, landscape, trash removal and other services deemed by Manager or Owner to be necessary or advisable for the operation of the Project. In entering into any contracts or leases herein contemplated, Manager shall include as a condition thereof the right to terminate on thirty (30) calendar days' prior written notice with or without cause, unless Manager obtains the prior written consent of Owner.

               2.3 Leasing. Manager shall be responsible for coordinating the leasing activities of the Project. Manager is hereby authorized to contract, in Owner's name as agent of Owner and at Owner's expense, with such brokers and leasing agents as Manager deems necessary or appropriate to facilitate the leasing activities of the Project. Manager is hereby authorized to prepare, execute, deliver and renew all leases, lease amendments and lease renewals and extensions, and to terminate tenancies, evict tenants and recover possession of rented space within the Project, prosecute legal actions in the name of Owner in connection with the foregoing, settle, compromise and/or release such actions or reinstate such tenancies, as Manager deems necessary or appropriate, all on Owner's behalf and as agent of Owner and at Owner's expense. References of all prospective tenants shall be investigated carefully by Manager, and Manager shall use reasonable efforts to ensure that space in the Projects is rented to desirable and financially responsible tenants.

               2.4 Payment of Expenses. Manager shall establish and maintain on behalf of Owner at a bank or banks as Manager may, from time to time, determine, an account for the Project (an "Account"). Manager shall collect all Project Revenue, and deposit all such income in the Account for the Project. From the Account, Manager shall make such disbursements to pay Project operating expenses, including, without limitation, Personnel Compensation, as are necessary, in Manager's reasonable judgment, to manage, operate and maintain the Project as provided in this Agreement. All items specified herein to be at Owner's expense shall be considered operating expenses of the Project.

               2.5 Funding Of Account. Owner agrees to deposit moneys into the Account in the amount and to the extent that Project Revenues are insufficient to pay any operating expenses, including Personnel Compensation, hereunder. Manager shall notify Owner in writing as to the amount of any such insufficiency.

        3. Insurance. The Manager shall obtain, upon Owner's request and approval, at Owner's cost and expense, such insurance as may be required by Owner in connection with the Project, including, without limitation, comprehensive general public liability, contractual liability and such other insurance as Owner deems necessary or desirable. Owner shall designate Manager as an additional named insured on each such insurance policy.

        4.     Manager's Compensation.

               4.1 Management Fee. In consideration of the management services to be rendered by Manager pursuant to Article 2 of this Agreement, Manager shall receive as compensation a monthly sum equal to four percent (4%) of all Project Revenues from the Project collected during each month during the term of this Agreement (the "Management Fee").

               4.2 Payment of Management Fee. The Management Fee shall be paid on the first day of each calendar month during the term of this Agreement, based upon the Project Revenues from the Project collected for the preceding calendar month. If the term of this Agreement begins on a date other than the first day of a month or ends on a date other than the last day of a month, the Management Fee shall be prorated based on the number of days in such month.

               4.3 Other Compensation. Manager shall be separately compensated for any services other than the usual and customary services performed in its capacity as the manager of the Project; provided that Manager shall not perform any extraordinary services without obtaining the prior written approval of Owner.

        5.     Books, Records and Statements.

               5.1 Maintenance and Access of Records. Manager agrees to maintain adequate accounting records (which records shall be and remain the property of Owner) in connection with all matters contemplated by this Agreement in accordance with the provisions of this Agreement.

               5.2    Operating Budget.

                      (a) Within thirty (30) calendar days after the execution of this Agreement, Manager shall prepare and submit to Owner for its approval a proposed operating budget setting forth in reasonable detail the estimated income and operating expenses of the Project, by month, for the remainder of the then calendar year for which this Agreement is in effect. On or before thirty (30) calendar days before each subsequent calendar year during the term of this Agreement, Manager shall prepare and submit to Owner for its approval a proposed operating budget setting forth in reasonable detail the estimated income and operating expenses of the Project, by month, for the succeeding calendar year.

                      (b) Owner will consider the proposed budgets and then will consult with the Manager in the ensuing period prior to the commencement of the forthcoming calendar year in order to agree on an "Approved Operating Budget." The parties will use reasonable efforts to agree upon an Approved Operating Budget for the forthcoming calendar year on or before December 15th of the then current calendar year. If the parties are unable to reach such agreement, the Approved Operating Budget for the forthcoming calendar year will be established by Owner.

                      (c) Manager agrees to employ reasonable efforts to ensure that the actual costs of maintaining and operating the Project shall not exceed the Approved Operating Budget, either in total or in any one accounting category. In the event it appears to Manager that the actual costs of maintaining and operating the Project shall exceed the Approved Operating Budget, Manager shall submit a revised budget proposal for Owner's approval as provided above. Upon approval, such revised budget shall become the Approved Operating Budget. In all events, Owner shall pay all actual costs of maintaining and operating the Project.

               5.3    Capital Expenditure Budget.

                      (a) Within thirty (30) calendar days after the execution of this Agreement, Manager shall prepare and submit to Owner for its approval a proposed capital expenditure budget setting forth in reasonable detail the estimated capital expenditures of the Project, by month, for the remainder of the then calendar year for which this Agreement is in effect. On or before thirty (30) calendar days before each subsequent calendar year during the term of this Agreement, Manager shall prepare and submit to Owner for its approval a proposed capital expenditure budget setting forth in reasonable detail the estimated capital expenditures of the Project, by month, for the succeeding calendar year.

                      (b) Owner will consider the proposed budgets and then will consult with Manager in the ensuing period prior to the commencement of the forthcoming calendar year in order to agree on an "Approved Capital Budget." The parties will use reasonable efforts to agree upon an Approved Capital Budget for the succeeding calendar year on or before December 15th of the then current calendar year. If the parties are unable to reach such agreement, the Approved Capital Budget for the forthcoming calendar year will be established by Owner.

        6.     Term.

               6.1 Initial Term. The term of this Agreement shall commence as of the date first set forth above and shall continue for an initial term ending on __________. Unless written notice to terminate is given by either party to the other at least thirty (30) days prior to the end of the initial term, this Agreement shall be automatically renewed for another _________ year term, upon and subject to the terms and conditions set forth in this Agreement.

               6.2 Termination. This Agreement may be terminated for "cause" at any time by Owner upon thirty (30) days prior written notice to Manager setting forth in detail the "cause" for such termination. The term "cause" shall mean
(i) any material breach of this Agreement by Manager, (ii) any willful misconduct, intentional misrepresentation or gross negligence of Manager related to, or in connection with, the management and operation of the Project, (iii) the commencement of a case under Title 11 U.S.C., or under any similar insolvency proceeding under applicable state or federal law, involving Manager as debtor, (iv) Owner's transfer or sale of the Property to an independent third party, (v) the occurrence of a total destruction of the Project, and (vi) the taking of the Project by condemnation, eminent domain, or by agreement in lieu thereof.

        7. Indemnification and Hold Harmless. Neither Manager nor any employee of Manager shall be liable, responsible or accountable in damages or otherwise to Owner for any acts performed by it in good faith and within the scope of this Agreement if any such act or failure to act is not attributable to Manager's or such employee's gross negligence or willful misconduct. Owner shall indemnify, defend and hold Manager (and each employee thereof) harmless for any loss, damage, liability, cost or expense (including reasonable attorneys' fees) arising out of any act or failure to act by Manager (or any employee thereof) if such act or failure to act is in good faith, is within the scope of this Agreement, and is not attributable to Manager's or such employee's gross negligence or willful misconduct.

        8.     Miscellaneous.

               8.1 Applicable Law. This Agreement shall be construed in accordance with the laws of the State of California.

               8.2 Severability. Each provision of this Agreement is intended to be severable. If any term or provision of this Agreement shall be determined by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, that provision shall be severed from this Agreement and shall not affect the validity of the remainder of this Agreement.

               8.3 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall comprise but a single instrument.

        IN WITNESS OF THE FOREGOING, Owner and Manager have caused their duly authorized representatives to execute this Agreement as of the date first above written.

                                       OWNER:

                                       PGP SOUTHERN INDUSTRIAL II, L.P.,
                                       a Delaware limited partnership

                                       By:    Pacific Gulf Properties Inc.,
                                              a Maryland corporation,
                                              its General Partner

                                              By:    _________________________
                                                     (Print Name and Title)

                                              By:    _________________________
                                                     (Print Name and Title)


                                       MANAGER:

                                       PACIFIC GULF PROPERTIES INC.,
                                       a Maryland corporation


                                       By:    ________________________________
                                              (Print Name and Title)

                                       By:    ________________________________
                                              (Print Name and Title)